UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

OHIO VALLEY BANC CORP.
(Exact Name of Small Business Issuer as Specified in its Charter)

(Name of person(s) filing proxy statement, if other than registrant)

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ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 11, 2011

Dear Shareholder:

We take pleasure in inviting you to our Annual Meeting of Shareholders, which will be held on Wednesday, May 11, 2011, at 5:00 p.m., Eastern Daylight Saving Time, at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio.

The Annual Meeting will be held for several purposes:

•	election of directors;
•	approval, in a non-binding vote, of the compensation of the Company’s named executive officers;
•	recommendation, in a non-binding vote, of the frequency of shareholder votes on the Company’s named executive officer compensation;
•	ratification of the selection of the Company’s independent registered public accounting firm; and
•	transaction of such other business as may properly come before the meeting.

At the meeting, we shall also report to you on our operations during the past year and plans for the future.

The close of business on March 25, 2011 has been fixed as the record date for determination of shareholders entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any adjournment thereof.

The formal Notice of Annual Meeting, the Proxy Statement and a proxy are enclosed or available at http://www.ovbc.com/go/proxyinfo, depending on your preference.  After reading the Proxy Statement, please promptly fill in, sign and return to us the enclosed proxy in the envelope provided.  As an alternative, you may submit your proxy electronically by going to the Company’s website at http://www.ovbc.com and following the instructions on that website.  We urge you to submit your proxy to ensure that your shares are represented.

Last year, 79% of the Company's shares were represented in person or by proxy at the Annual Meeting.  Please help us exceed last year’s participation by signing and returning your proxy or submitting your proxy electronically today.

We hope to see many of you in person at the Annual Meeting.  There will be a social hour beginning at 4:00 p.m.  Hors d'oeuvres and beverages will be served, and we hope you will take this opportunity to become acquainted with the officers and directors of your Company.

Sincerely,

/s/Jeffrey E. Smith	/s/ Thomas E. Wiseman
Jeffrey E. Smith	Thomas E. Wiseman
Chairman and Chief Executive Officer	President and Chief Operating Officer

Dated:  April 1, 2011

OHIO VALLEY BANC CORP.
P.O. Box 240
Gallipolis, Ohio 45631
1-800-468-6682

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 11, 2011
5:00 p.m.

Gallipolis, Ohio
April 1, 2011

To the Shareholders of
Ohio Valley Banc Corp.

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Ohio Valley Banc Corp. (the “Company”) will be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, the 11th day of May, 2011, at 5:00 p.m., Eastern Daylight Saving Time, for the following purposes:

1.	To elect one Director of the Company to serve for a two-year term;

2.	To elect two Directors of the Company, each to serve for a three-year term;

3.	To approve, in a non-binding vote, the compensation of the Company’s named executive officers;

4.	To recommend, in a non-binding vote, the frequency of shareholder votes on the Company’s named executive officer compensation;

5.	To consider and vote upon ratification of the selection of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ended December 31, 2011; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Only holders of common shares of the Company of record at the close of business on March 25, 2011 will be entitled to vote at the Annual Meeting and any adjournment.

You are cordially invited to attend the Annual Meeting.  The vote of each shareholder is important, whatever the number of common shares held.  Whether or not you plan to attend the Annual Meeting, please submit a proxy promptly.  You may submit a proxy to vote your shares electronically by going to the Company’s website at http://www.ovbc.com and following the instructions on that website.  Alternatively, you can request a printed copy of the proxy materials and use the enclosed proxy.  If you attend the Annual Meeting, you may revoke your proxy and vote in person if you are a registered shareholder.  Attendance at the Annual Meeting will not, in and of itself, constitute revocation of your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Jeffrey E. Smith
Jeffrey E. Smith
Chairman and Chief Executive Officer

/s/ Thomas E. Wiseman
Thomas E. Wiseman
President and Chief Operating Officer

OHIO VALLEY BANC CORP.
P.O. Box 240
Gallipolis, Ohio 45631
1-800-468-6682

April 1, 2011

PROXY STATEMENT

This proxy statement and the accompanying proxy are first being provided to shareholders on or about April 1, 2011 to shareholders of Ohio Valley Banc Corp. (the “Company”) regarding the Annual Meeting of Shareholders to be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, May 11, 2011, at 5:00 p.m., Eastern Daylight Saving Time (the “Annual Meeting”).

Voting by Proxy

A proxy for use at the Annual Meeting is solicited by the Board of Directors of the Company.  You may ensure your representation by completing, signing, dating and promptly submitting a proxy which will be mailed to you on or about April 13, 2011.  As an alternative, you may submit your proxy electronically by going to the Company’s website at http://www.ovbc.com  and following the instructions on that website. The deadline for transmitting voting instructions electronically via the Internet is 11:59 p.m. Eastern Daylight Saving Time, on May 10, 2011.  Shareholders who submit a proxy via the Internet will incur only their usual Internet access charges, if any.  Without affecting any vote previously taken, you may revoke your proxy at any time before it is voted at the Annual Meeting (1) by giving written notice of revocation to the Secretary of the Company, at the address of the Company set forth on the cover page of this proxy statement; (2) by executing a later-dated proxy that is received by the Company prior to the Annual Meeting or submitting a later-dated proxy via the Internet prior to the deadline for doing so; or (3) if you are the registered owner of your common shares, by attending the Annual Meeting and giving notice of revocation in person.  If your common shares are held in the name of your broker/dealer, financial institution or other holder of record and you wish to revoke your proxy in person, you must bring an account statement or letter from the broker/dealer, financial institution or other holder of record indicating how many common shares you held beneficially on March 25, 2011, the record date for voting.  Attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy.

Shares Held in “Street Name”

If you hold your common shares in “street name” with a broker, financial institution or other holder of record, you may be eligible to appoint your proxy electronically via the Internet or telephonically and you may incur costs associated with the electronic access.  If you hold your common shares in street name, you should review the information provided to you by the holder of record.  This information will describe the procedures to be followed in instructing the holder of record how to vote the street name common shares and how to revoke previously given instructions.

If you hold your common shares in “street name” and wish to vote your shares in person at the Annual Meeting, you must bring a letter or proxy from your broker/dealer, financial institution or other nominee authorizing you to vote your shares on behalf of such record holder.

Who is Entitled to Vote

Only shareholders of record at the close of business on March 25, 2011, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment.  As of March 25, 2011, 4,000,056 common shares were outstanding and entitled to be voted at the Annual Meeting.  Each common share entitles the holder thereof to one vote on each matter submitted to the shareholders at the Annual Meeting.  A quorum for the Annual Meeting is a majority of the outstanding common shares.

Costs of Proxy Solicitation

The Company will bear the costs of preparing, printing and mailing this proxy statement, the proxy and any other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Company’s Board of Directors, other than the Internet access and telephone usage charges a shareholder may incur if proxy materials are accessed on the internet or if a proxy is appointed electronically.  Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of the Company and its subsidiaries by further mailing, telephone, facsimile, electronic mail or personal contact.  The Company will also pay the standard charges and expenses of brokers, voting trustees, financial institutions and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding materials to the beneficial owners of common shares entitled to vote at the Annual Meeting.

Employee Stock Ownership Plan Participants

If you are a participant in the Ohio Valley Banc Corp. Employees’ Stock Ownership Plan (the “ESOP”) and common shares have been allocated to your account in the ESOP, you will be entitled to instruct the trustee of the ESOP how to vote those common shares and you will receive your voting instructions separately.  If you give no instructions to the trustee of the ESOP, the trustee will vote the common shares allocated to your ESOP account in its sole discretion.

Vote Required

Quorum.  Common shares represented by properly executed proxies returned to the Company prior to the Annual Meeting will be counted toward the establishment of a quorum for the Annual Meeting.  A majority of the outstanding common shares of the Company must be represented in person or by proxy at the Annual Meeting to establish a quorum.

Director elections.  The nominee receiving the greatest number of votes for the class of directors whose terms expire in 2013 will be elected as a director for that term.  The two nominees receiving the greatest number of votes for the class of directors whose terms expire in 2014 will be elected as directors for that term.

Advisory approval of named executive officer compensation.  The affirmative vote of a majority of the shares participating in the voting is required for shareholder advisory approval of the compensation of the Company's named executive officers.

Recommendation of frequency of shareholder votes on named executive officer compensation.  Shareholders may vote in favor of holding the vote on named executive officer compensation every year, every two years or every three years, or they may abstain.  Although the frequency receiving the greatest number of votes would be deemed the shareholder recommendation, the Board of Directors will take the results of the voting into account in determining how frequently to hold shareholder advisory votes on named executive officer compensation.

Ratification of selection of independent registered public accounting firm.  The affirmative vote of a majority of the shares participating in the voting is required to ratify the selection of Crowe Horwath LLP as the independent registered public accounting firm.

Effect of broker non-votes and abstentions.  Brokers who hold common shares in street name may, under the applicable regulations of the Securities and Exchange Commission (the "SEC") and the rules of exchanges and other self-regulatory organizations of which the brokers are members, sign and submit proxies for common shares of the Company and may vote such common shares on certain matters.  However, brokers who hold common shares in street name may not vote common shares on other matters without specific instruction from the customer who owns the common shares.  Proxies that are signed and submitted by brokers that have not been voted on certain matters are referred to as representing "broker non-votes."

Broker non-votes and abstentions count toward the establishment of a quorum for the Annual Meeting.  Pursuant to rules of the New York Stock Exchange, member brokers are not permitted to vote without customer instruction with respect to the election of directors.  In addition, SEC regulations prohibit brokers from voting without customer instruction on the approval of named executive officer compensation and on the frequency of shareholder votes on named executive officer compensation.  Neither broker non-votes nor abstentions will be considered to be participating in the voting and therefore will have no effect on the election of directors or the approval of named executive officer compensation, recommendation of a frequency for such votes or ratification of the selection of independent registered public accounting firm.

Directions to Annual Meeting Location

To obtain directions to attend the Annual Meeting and vote in person, please call Deborah A. Carhart, Assistant Vice President, Shareholder Relations, at 1-800-468-6682 or 1-740-446-2631.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder
Meeting to Be Held on May 11, 2011

This proxy statement, a sample of the form of proxy provided to shareholders by the Company, and the Company’s 2010 Annual Report to Shareholders are available on the Company’s website at http://www.ovbc.com/go/proxyinfo.

The Annual Report of the Company for the fiscal year ended December 31, 2010, including financial statements, is being made available with this proxy statement.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates, as of March 25, 2011, certain information concerning the only shareholders known by the Company to be the beneficial owners of more than five percent (5%) of the outstanding common shares of the Company.

Name and Address	No. of Common Shares and Nature of Beneficial Ownership	Percent of Class (1)

Morris and Dorothy Haskins Foundation, Inc. 1767 Chestnut Street Bowling Green, KY 42101	265,972 (2)	6.65%
The Ohio Valley Bank Company Ohio Valley Banc Corp. Employees’ Stock Ownership Plan 420 Third Avenue P.O. Box 240 Gallipolis, OH 45631	239,195 (3)	5.98%

(1)	The percent of class is based upon 4,000,056 common shares outstanding as of March 25, 2011.

(2)
Based on information contained in a Schedule 13G filing with the SEC, dated January 22, 2010.  Carol H. Wedge and Paul D. Wedge, Jr. share voting and dispositive power with respect to the 265,972 common shares as the trustees of the Foundation.

(3)
As of March 25, 2011, all 226,925 shares in the ESOP were allocated to the accounts of ESOP participants.  The Ohio Valley Bank Company (the “Bank”) is the trustee of the ESOP and votes all shares allocated to the accounts of participants as directed by the participants to whose accounts such shares have been allocated.  With respect to unallocated shares and allocated shares with respect for which no instructions have been received, the trustee shall vote such shares in the Trustee’s discretion.  The trustee has limited power to dispose of ESOP shares.  The Bank also has sole voting and investment power with respect to 12,270 shares held as trustee for various other trusts.

The following table furnishes information regarding the beneficial ownership of common shares of the Company, as of March 15, 2011, for each current Director, each nominee for election to the Board of Directors, each executive officer named in the Summary Compensation Table and all current Directors and executive officers as a group.

Name	No. of Common Shares and Nature of Beneficial Ownership (1)	Percent of Class (2)

Anna P. Barnitz	2,204 (3)	.06%
Steven B. Chapman	3,028 (4)	.08%
Robert E. Daniel	469 (5)	.01%
Katrinka V. Hart (6)	12,465 (7)	.31%
Harold A. Howe	16,529 (8)	.41%
E. Richard Mahan (6)	9,078 (9)	.23%
Larry E. Miller, II (6)	9,918 (10)	.25%
Brent A. Saunders	6,661 (11)	.17%
Scott W. Shockey (6)	3,283 (12)	.08%
Jeffrey E. Smith (6)	20,320 (13)	.51%
David W. Thomas	2,706 (14)	.07%
Roger D. Williams	5,016 (15)	.13%
Lannes C. Williamson	5,318 (16)	.13%
Thomas E. Wiseman (6)	17,946 (17)	.45%

All Directors and executive officers as a Group (14 persons)	114,941 (18)	2.87%

(1)
Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table.  All fractional common shares have been rounded down to the nearest whole common share.  The Company has never granted options to purchase its common shares.  The mailing address for each of the current Directors and executive officers of the Company is P.O. Box 240, Gallipolis, Ohio 45631.

(2)	The percent of class is based on 4,000,056 common shares outstanding on March 15, 2011.

(3)	Represents 2,135 common shares held jointly by Mrs. Barnitz and her spouse, as to which she shares voting and investment power, and 69 common shares held by Mrs. Barnitz as custodian for her children.

(4)
Includes 2,918 common shares held jointly by Mr. Chapman and his spouse, as to which he shares voting and investment power.  The number shown also includes 110 common shares held by a broker for Mr. Chapman’s spouse in a self-directed individual retirement account, as to which she has sole voting and investment power.

(5)	Represents common shares held jointly by Mr. Daniel and his spouse, as to which he shares voting and investment power.

(6)	Executive officer of the Company.

(7)	Includes 8,203 common shares held for the account of Ms. Hart in the ESOP.

(8)
Includes 9,145 common shares held jointly by Mr. Howe and his spouse, as to which he shares voting and investment power; 6,902 common shares held in a self-directed individual retirement account at Ohio Valley Bank, as to which Ohio Valley Bank has voting power and Mr. Howe has investment power; and 481 common shares held jointly by Mr. Howe and his children as to which he shares voting and investment power.

(9)	Includes 4,766 common shares held jointly by Mr. Mahan and his spouse, as to which he shares voting and investment power; and 4,311 common shares held for the account of Mr. Mahan in the ESOP.

(footnotes continued on next page)

Includes 3,709 common shares held jointly by Mr. Miller and his spouse, as to which he shares voting and investment power; and 6,208 common shares held for the account of Mr. Miller in the ESOP.

(10)
Includes 3,213 common shares held jointly by Mr. Saunders and his spouse, as to which he shares voting and investment power; 204 common shares held by Mr. Saunders as custodian for the benefit of his daughter; and 243 common shares held by a broker in a self-directed individual retirement account, as to which the broker has voting power and Mr. Saunders has investment power.

(11)	Includes 2,804 common shares held for the account of Mr. Shockey in the ESOP.

(12)
Includes 573 common shares held by Mr. Smith’s spouse, as to which she has sole voting and investment power; 321 common shares held by Mr. Smith’s spouse as custodian for the benefit of his daughter as to which Mr. Smith’s spouse exercises sole voting and investment power; and 15,271 common shares held for the account of Mr. Smith in the ESOP.

(13)	Represents common shares held jointly by Mr. Thomas and his spouse, as to which he shares voting and investment power.

(14)
Includes 834 common shares held by Mr. Williams’ spouse, as to which she has sole voting and investment power; and 4,182 common shares held by Mr. Williams in a trust account, as to which he has sole voting and investment power.

(15)
Includes 25 common shares held by Mr. Williamson’s spouse, as to which she has sole voting and investment power; and 4,706 common shares held by a broker in a self-directed individual retirement account, as to which the broker has voting power and Mr. Williamson has investment power.

(16)
Includes 16,719 common shares held jointly by Mr. Wiseman and his spouse, as to which he shares voting and investment power; and 1,226 common shares held by Mr. Wiseman as custodian for the benefit of his children.

(17)	See Notes (3) through (5) and (7) through (17) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s Directors and executive officers, as well as any persons holding more than 10% of the Company’s outstanding common shares, are required to report their initial ownership of common shares and any subsequent changes in their ownership to the SEC.  Specific due dates have been established by the SEC for such filings, and the Company is required to disclose in this proxy statement any failure to file by those dates.  Based on its review of  (1) Section 16(a) reports filed on behalf of these individuals for their transactions during the Company’s 2010 fiscal year and  (2) documentation received from one or more of these individuals that no annual Form 5 reports were required to be filed by them for the Company’s 2010 fiscal year, the Company believes that all Section 16(a) reports were filed timely.

PROXY ITEMS 1 AND 2:  ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of ten members – three in the class whose terms expire at the Annual Meeting, four in the class whose terms expire in 2012 and three in the class whose terms expire in 2013.  Section 2.02(C) of the Company’s Regulations provides that the Directors may change the number of Directors and fill any vacancy created by an increase in the number of Directors (provided that the Directors may not increase the number of Directors to more than twelve or reduce the number of Directors to less than five).

In 1980, the Board of Directors of Ohio Valley Bank adopted a policy that each person becoming a Director of Ohio Valley Bank after that date would be expected to retire at the next annual meeting of shareholders of Ohio Valley Bank following the Director's 70th birthday.  Since the Company was formed as the holding company of Ohio Valley Bank in 1992, the Directors of the Company have followed that same practice, although neither the Company nor the Bank has ever provided such a requirement in its articles of incorporation or regulations or included any such provision in the charter of the Nominating and Corporate Governance Committee.  In accordance with this policy, Mr. Daniel submitted his notice of resignation to be effective on the date of the Annual Meeting.  In March 2011, the Board of Directors of the Company determined to reduce the number of Directors of the Company to nine effective upon the adjournment of the Annual Meeting.  The Company's Code of Regulations and Ohio law provide that no decrease in the number of Directors shall have the effect of shortening the term of any incumbent director.  In order to better allocate committee members among the classes of Directors, the Board of Directors determined to nominate one Director for a term expiring in 2013 and two Directors for a term expiring in 2014.  The Board of Directors anticipates that next year, when the terms of four

Directors will expire, the terms of the Directors will be adjusted to result in three Directors per class by nominating one Director for a term of two years and three Directors for a term of three years.

The Board of Directors proposes that Harold A. Howe be re-elected for a two-year term and that Brent A. Saunders and David W. Thomas be re-elected for a three-year term.  Each nominee was recommended to the Board of Directors by the Nominating and Corporate Governance Committee.  Each person elected as a Director at the Annual Meeting will hold office for the term indicated and until his successor is duly elected and qualified or until his earlier resignation, removal from office or death.  The nominee for election as a Director for the term expiring in 2013 receiving the greatest number of votes will be elected.  Similarly, the two nominees for election as Directors for the term expiring in 2014 receiving the greatest number of votes will be elected.  Common shares represented by properly executed and returned proxies will be voted FOR the election of the Board of Directors’ nominees unless authority to vote for one or more nominees is withheld.  Common shares as to which the authority to vote is withheld will be counted for quorum purposes, but will not be counted toward the election of Directors or toward the election of the individual nominees specified on the proxy.

           The following discussion provides certain information, as of March 15, 2011, concerning each nominee for election as a Director of the Company.

Nominee for Election for Term Expiring in 2013

Harold A. Howe, Age 60
Director of the Bank since 1998; Director of the Company since 2005

Mr. Howe is a self-employed businessman with an emphasis in real estate investment and rental property.  He also owns several small businesses in the Jackson, Ohio area.  As such he understands the demands and needs of small businesses, which are a key constituent of the Company.  Mr. Howe has 30 years of banking experience with the former Jackson Savings Bank, serving as president for 8 of those years.  During his tenure at Jackson Savings Bank, Mr. Howe presided over the Jackson Savings Bank’s conversion to a stock company as well as the sale of Jackson Savings Bank to the Company in December 1998 and its subsequent merger into the Company in November 2000.  Because of Mr. Howe’s background and experience, he is very familiar with the various challenges that must be overcome to be successful in the financial services industry.  He is very active in the community of Jackson, Ohio serving as President of the Jackson Community Improvement Corporation as well as being a member of the Metropolitan Housing Board.  Mr. Howe is a member of a number of community organizations, such as Rotary, Elks, Moose and the Jaycees.  Mr. Howe is a member of the following committees of the Company: Executive, Compensation and Management Succession, Nominating and Corporate Governance, and the Investment and Advisory Committee for the Ohio Valley Banc Corp. Employee Stock Ownership Plan.  Mr. Howe is also a member of the Executive Committee and Trust Committee of Ohio Valley Bank.

Nominees for Election for Terms Expiring in 2014

Brent A. Saunders, Age 53
Director of the Bank since 2001; Director of the Company since 2003

Mr. Saunders has been a partner with the law firm of Halliday, Sheets & Saunders since 1983.  With over 25 years of experience as a practicing attorney, Mr. Saunders’ fields of expertise include the following areas of the law: contracts, deeds, mortgages, title searches, leasing, foreclosures, corporations, partnerships and collections.  He also serves as the President and CEO of Holzer Consolidated Health Systems, which is a significant employer in the Company’s market.  Mr. Saunders has also served as the Prosecuting Attorney for Gallia County and as the City Solicitor for the City of Gallipolis, Ohio. He is a member of the following committees of the Company:  Executive, Compensation and Management Succession, Board Enterprise Risk and Nominating and Corporate Governance Committee (Chair).  Additionally, Mr. Saunders is a member of the Executive Committee and the Trust Committee (Chair) of Ohio Valley Bank.  Mr. Saunders’ legal expertise, strong work ethic, ability to analyze all sides of an issue and effective communication skills permit him to make significant contributions to the Company.

David W. Thomas, Age 55
Director of the Bank and the Company since 2007

Mr. Thomas is retired Chief Examiner for the Ohio Division of Financial Institutions (ODFI).  In his 30 years with the ODFI, Mr. Thomas gained extensive knowledge in the areas of bank supervision and regulation.  He is very adept at interpreting banking laws, regulations and rules.  Banking regulation seems to be expanding exponentially, making Mr. Thomas’s expertise in this area very valuable to the Company.  Mr. Thomas has an excellent grasp of the most challenging issues facing the financial services industry as well as the risk management principles essential to profitably manage those challenges.  He is also skilled in analyzing corporate and bank financial statements, which is key to effective cash flow analysis.  In January 2010, Mr. Thomas became the Company’s Lead Independent Director.  Mr. Thomas is a member of the following committees of the Company:  Audit, Executive, Nominating and Corporate Governance and Board Enterprise Risk (Chair).  As Independent Lead Director, he is also an Ex Officio member of all other standing Board committees of the Company.  Additionally, Mr. Thomas is a member of the following committees of Ohio Valley Bank:  Executive, Strategic Planning (Ex Officio), and Trust (Ex Officio).

The Board of Directors recommends that shareholders vote FOR the election of the above nominees.

While it is contemplated that all nominees will stand for election, if one or more nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a Director, the individuals designated as proxy holders reserve full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors.  The Board of Directors knows of no reason why any of the nominees named above will be unavailable or unable to serve if elected to the Board.

The following discussion provides certain information concerning the current Directors who will continue to serve after the Annual Meeting.  Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

Directors With Terms Expiring In 2012

Anna P. Barnitz, Age 48
Director of the Bank since 2001; Director of the Company since 2003

Mrs. Barnitz has served since 1988 as the Treasurer and Chief Financial Officer at Bob’s Market and Greenhouses, Inc., a multimillion dollar wholesale distributor of horticultural products with retail landscaping stores.   From 1985 until 1988 she served as a Senior Auditor for Charleston National Bank and Key Centurion Bancshares.  In the early 1990’s, she served on the BankOne N.A. Point Pleasant, West Virginia Board.  Since 1997 she has been a member of Ohio Valley Bank’s West Virginia Advisory Board.  She is a member of the Company’s Executive and Audit Committees serving as Secretary on the Audit Committee.  In addition, she serves as Chair of the Compensation and Management Succession Committee and is a member of the Board Enterprise Risk Committee and is also a member of the Ohio Valley Bank’s Executive Committee and Information Technology Steering Committee.  Mrs. Barnitz’s financial expertise coupled with her audit and banking background makes her an ideal board member.

Roger D. Williams, Age 60
Director of the Bank since 2005; Director of the Company since 2006

Mr. Williams is retired President, Bob Evans Restaurants, a division of Bob Evans Farms, Inc., which owns and operates 713 full service restaurants and produces a complete line of retail food products.  Mr. Williams’ career at Bob Evans Farms, Inc. spanned over 40 years.  During Mr. Williams’ tenure he served in a variety of positions, including restaurant employee; Unit Manager; District Manager; Vice President, Regional Manager; Vice President, Director of Marketing, Senior Vice President, Director of Marketing; Group Vice President Marketing/Purchasing; Senior Group Vice President, Marketing/Purchasing/Food Products; and Executive Vice President,  prior to assuming the role of President.  He possesses extensive management and marketing experience.  Additionally, he is known for his leadership, strategic thinking and business acumen.    He also serves on the Board of Directors of Lecere Corporation, which develops and markets an integrated, web-based suite of point-of-sale and restaurant management software tools.  Mr. Williams is past Chairman of the University of Rio Grande Board of Trustees and has served as a member of the University of Rio Grande Board of Trustees for over 30 years.  He is past President of the Board of Trustees for the Columbus Country Club and member of the Central Ohio Breathing Association.  Mr. Williams is a member of the Ohio Valley Bank’s Strategic Planning Committee.

Lannes C. Williamson, Age 66
Director of the Bank since 1997; Director of the Company since 2000

Mr. Williamson is the President of L. Williamson Pallets, Inc., a West Virginia wood pallet manufacturing business.  Mr. Williamson has owned and operated this business for over 40 years.  Consistent with small business ownership, his responsibilities have encompassed every aspect from procurement to sales; from equipment selection to production; from efficiencies to human relations; from financial to regulatory.  Mr. Williamson has significant experience doing business with the U.S. Government.  His experience as a small business owner and U.S. Government contractor enables him to make informed contributions involving financial requests from small business customers, including certification by and sales to the federal government.  Mr. Williamson has been and is involved in a myriad of forestry related organizations, such as past president and multiple year executive board member, West Virginia Forestry Association, currently serving as its First Vice President, Board of Directors of National Wooden Pallet and Container Association, Chair Industry Advisory Board – Center for Unit Load Design-VT, Strategic Plan Development for West Virginia Forests, and citizen member of the West Virginia Forest Management Review Commission.  He has also been active in the community, having served 25 years on the Mason County Fair Board as well as being an immediate past board member of the Mason County Chamber of Commerce.  Mr. Williamson continues to serve on the Mason County Development Authority Board, Route 35 Committee and the Executive Board-Regional Contracting Assistance Center.  He is a member of the Pleasant Valley Hospital Board of Trustees and serves on its Finance Committee.  Mr. Williamson is a member of the Company’s Audit Committee and Board Enterprise Risk Committee.  Since 1997, he has been a member of the Ohio Valley Bank’s West Virginia Advisory Board.

Thomas E. Wiseman, Age 52
Director of the Bank and the Company since 1992

Mr. Wiseman has been the President and Chief Operating Officer (COO) of the Company since January 2010 and President of the Company’s subsidiary, Ohio Valley Financial Services Agency, LLC, since March 2010.  From 1980 until becoming President and COO of the Company, Mr. Wiseman served as President of The Wiseman Agency, Inc., a successful insurance and financial services company and one of the largest independent insurance agencies by premium volume in southern Ohio and northwestern West Virginia. The agency operates primarily in the same footprint as does the Company, which gives Mr. Wiseman a unique perspective of the Company’s market.  Mr. Wiseman has over 30 years of risk management experience, working with a variety of businesses from small retail stores to nationally recognized companies.  He has extensive experience in analyzing risk both on the balance sheet as well as the income statement.  Mr. Wiseman has served as the past president of the Independent Insurance Agents of Ohio, Gallia County Area Chamber of Commerce, Gallia County Community Improvement Corporation and the Gallipolis Rotary Club.  He has been a past director of the Independent Insurance Agents and Brokers of America, Southeastern Ohio Regional Council, University of Rio Grande (Emerson E. Evans School of Business), Century Surety Insurance Company, French Art Colony and Holzer Vanguard.  Mr. Wiseman has been the past chairman of the United Way of Gallia County and the Care Committee for new schools.  Mr. Wiseman served as the Company’s Lead Independent Director from 2005 until 2010.  He is Chairman of the Company’s Executive Committee, a member of the Management Enterprise Risk Committee and Ex Officio member of the Board Enterprise Risk Committee.  Mr. Wiseman is also a member of the following Ohio Valley Bank committees: Executive (Chair), Strategic Planning, Asset Liability, Officers’ Loan and Large Loan Review.

Directors With Terms Expiring In 2013

Steven B. Chapman, Age 64
Director of the Bank since 1999; Director of the Company since 2001

Mr. Chapman is a partner at Chapman & Burris CPA’s LLC.  He has been a certified public accountant for over 40 years, performing business advisory services, and preparing taxes in all areas.  Additionally, Mr. Chapman has assisted in organizing various nonprofit organizations and has continued to serve as advisor and tax preparer for the same.  He has developed and currently participates in the management of various real estate, residential and commercial projects employing 7 people.   Prior to establishing his CPA firm, Mr. Chapman had over 5 years of “Big 8” experience, including industrial, commercial and bank audit expertise.  He served as Chairman of the Board for the University of Rio Grande for two years and has been a member of that board in excess of 10 years.  Mr. Chapman is currently the Chairman of the Audit Committee at the University of Rio Grande.  He is the Chairman of the Boards of Holzer Hospital and Holzer Hospital of Jackson, Ohio with over 1,500 employees.  He is a member of the Company’s Executive Committee and Board Enterprise Risk Committee.  In addition, Mr. Chapman Chairs the Audit Committee and the Investment and Advisory Committee for the Ohio Valley Banc Corp. Profit Sharing Retirement Plan. Mr. Chapman is also a member of the Executive Committee of Ohio Valley Bank. Mr. Chapman’s substantial financial experience qualifies him as an “audit committee financial expert” for purposes of Item 401(h) of SEC Regulation S-K based on his training and experience as a Certified Public Accountant.

Robert E. Daniel, Age 70
Director of the Bank since 2005; Director of the Company since 2006

Mr. Daniel served as the Administrator for Holzer Clinic, Inc., a multiple discipline health care system of over 130 Board Certified physicians and 800 support staff at nine locations throughout southeastern Ohio and western West Virginia, from 1971 until 2009.  In his role as administrator, Mr. Daniel has a high level of expertise, from a chief executive officer’s perspective, in the areas of finance, legal, mentoring, personnel and wage administration, recruiting and clinical operations. He is very knowledgeable of the issues surrounding management succession and the importance management succession plays in the success of the Company.  Mr. Daniel’s experience and business acumen is a source of insightful understanding of the various issues essential to the Company’s success. Since 2009, Mr. Daniel has been active as a management coach and project manager.  Mr. Daniel serves on the Trust Committee of Ohio Valley Bank.   Mr. Daniel has submitted his resignation from the Board of Directors effective on the date of the Annual Meeting.

Jeffrey E. Smith, Age 61
Director of the Bank since 1987; Director of the Company since 1992

Mr. Smith has served as Chairman and Chief Executive Officer (CEO) of the Company since January 2010.  Between April 2000 and December 2009 he served as the Company’s President and CEO.  He has been employed in numerous capacities with the Company since 1973.  Mr. Smith is a member of the Executive Committee, Chairman of the Management Enterprise Risk Committee and an Ex Officio member of the Board Enterprise Risk Committee of the Company.  In addition, he is a member of the Executive, Strategic Planning, Asset Liability and Large Loan Review Committees of Ohio Valley Bank.  Mr. Smith is a past Chairman of the University of Rio Grande Board of Trustees and has served as a member of the University of Rio Grande Board of Trustees for over 25 years.  Presently, he is also a member of the Finance and Investment Committee for the University of Rio Grande.  Throughout his career, Mr. Smith has served on the boards of a number of community and nonprofit organizations.

The Board of Directors of the Company has determined that all of the Directors except Messrs. Smith and Wiseman are “independent” under the listing standards of The NASDAQ Stock Market, LLC (“Nasdaq”).  In determining independence, the Board of Directors considered loan and deposit relationships with each director, fees paid to Mr. Saunders for legal services, and notes issued to the Wiseman Agency (discussed in this proxy statement under the heading “Certain Relationships and Related Transactions”).  The rules of Nasdaq do not deem such relationships to disqualify a Director from being deemed independent.  The Board of Directors does not believe such relationships interfere with the Directors’ exercise of independent judgment in carrying out their responsibilities as Directors.

There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

Meetings of and Communications with the Board of Directors

The Board of Directors held a total of 13 meetings during 2010.  Each incumbent Director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which the Director served, in each case during the Director’s period of service in 2010.  In accordance with applicable Nasdaq Marketplace Rules, the independent directors meet in executive session as appropriate matters for their consideration arise.

The Company encourages all incumbent Directors and Director nominees to attend each annual meeting of shareholders.  All of the incumbent Directors and Director nominees attended the Company’s last annual meeting of shareholders held on May 12, 2010.

The Company has an informal process by which shareholders may communicate directly with Directors.  Any communication to the Board may be mailed to David W. Thomas, Lead Director, in care of Investor Relations at the Company’s headquarters, P.O. Box 240, Gallipolis, Ohio 45631.  The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.”  There is no screening process, and all shareholder communications that are received for the Board’s attention will be forwarded to all Directors.

Board Leadership Structure

Leadership succession is vital to the future health of the Company.  In November 2009, the Independent Directors of the Company, upon recommendation of the Compensation and Management Succession Committee, named Jeffrey E. Smith Chairman of the Board and Chief Executive Officer (CEO) of Ohio Valley Banc Corp. and The Ohio Valley Bank Company; and named Thomas E. Wiseman President and Chief Operating Officer of Ohio Valley Banc Corp. and The Ohio Valley Bank Company, effective January 1, 2010.  In his role as President and Chief Operating Officer, Mr. Wiseman is no longer considered to be independent.  Desiring to maintain and foster a strong independent presence on the Board of Directors, in January 2010, the Independent Directors of the Company named David W. Thomas as the Lead Independent Director of the Company.

The Lead Independent Director presides at all meetings of the independent directors and is an Ex Officio member of all standing committees of the Company, including the Board Enterprise Risk Committee.  His duties include making recommendations regarding the structure of the Board of Directors as well as committee meetings; assisting in establishing agendas of the Board of Directors; overseeing evaluations and performance of members of the Board of Directors; chairing executive sessions of the independent directors; and overseeing the Company’s shareholder communication policies and procedures.  Additionally, he has the authority to call meetings of the independent directors of the Company.

The Board of Directors chose to combine the Chief Executive Officer and Chairman positions at this time because the Board believes that the CEO’s day-to-day management of the Company provides a comprehensive understanding of the performance of  the Company and its most pressing issues, which are crucial for leading Board discussions.  Furthermore, the Board believes the Lead Independent Director has sufficient authority to provide the Board with independent leadership when appropriate.

Committees of the Board

The Board of Directors has five standing committees:  the Audit Committee, the Compensation and Management Succession Committee, the Executive Committee, the Nominating and Corporate Governance Committee, and the Board Enterprise Risk Committee.

Audit Committee

The Audit Committee is comprised of Anna P. Barnitz, Steven B. Chapman (Chairman), David W. Thomas and Lannes C. Williamson.  The Board of Directors has determined that each member of the Audit Committee qualifies as independent under Nasdaq Marketplace Rules 4200(a)(15) and 4350(d)(2) as well as under Rule 10A-3 promulgated under the Exchange Act.

The Board of Directors believes that each member of the Audit Committee has substantial financial experience and is highly qualified to discharge such member’s duties.   Additionally, the Board of Directors has determined that Steven B. Chapman qualifies as an “audit committee financial expert” for purposes of Item 401(h) of SEC Regulation S-K based on his training and experience as a Certified Public Accountant.  The Board of Directors has determined that Mr. Chapman is capable of (i) understanding accounting principles generally accepted in the United States (“US GAAP”) and financial statements, (ii) assessing the general application of US GAAP in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating the Company’s consolidated financial statements, (iv) understanding internal control over financial reporting, and (v) understanding audit committee functions.

The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors.  A current copy of the charter of the Audit Committee is posted on the Company’s website at http://www.ovbc.com under “About Us” in the Ohio Valley Banc Corp. section. At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.  The Audit Committee is responsible for:

•	overseeing the accounting and financial reporting process of the Company and audits of the Company’s financial statements;

•	monitoring the Company’s financial reporting process and internal control system;

•	overseeing the certification process and other laws and regulations impacting the Company’s quarterly and annual financial statements and related disclosure controls;

•	reviewing and evaluating the audit efforts of the Company’s independent registered public accounting firm and the Company’s internal auditing department;

•	providing an open avenue of communication among the Company’s independent registered public accounting firm, financial and senior management, internal auditing department and the Board of Directors;

•
appointing, compensating and overseeing the independent registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or performing related work; and

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

In addition, the Audit Committee reviews and pre-approves all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm and ensures that the registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation.  The Audit Committee will also carry out such other responsibilities as may be delegated to the Audit Committee by the full Board.

The Audit Committee held twelve meetings during the 2010 fiscal year.  The Report of the Audit Committee for the 2010 fiscal year begins on page 31.

Compensation and Management Succession Committee

The Compensation and Management Succession Committee is comprised of Anna P. Barnitz (Chairman), Harold A. Howe and Brent A. Saunders.  The Board of Directors has determined that each member of the Compensation and Management Succession Committee qualifies as independent under Nasdaq Marketplace Rule 4200(a)(15).  In addition, the Board of Directors has determined that each member of the Compensation and Management Succession Committee qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation and Management Succession Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors.  A current copy of the charter of the Compensation and Management Succession Committee is posted on the Company’s website at http://www.ovbc.com under “About Us” in the Ohio Valley Banc Corp. section.  The Compensation and Management Succession Committee periodically reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.  The charter was last revised by the Board of Directors on February 15, 2011, upon recommendation of the Compensation and Management Succession Committee.

The purpose of the Compensation and Management Succession Committee is to discharge the responsibilities of the Board of Directors relating to compensation of the Company’s Directors and executive officers and to prepare an annual report on executive compensation for inclusion in the proxy statement for the Company’s annual meeting of shareholders.  The Compensation and Management Succession Committee will also carry out such other responsibilities as may be delegated to it by the full Board.

The Compensation and Management Succession Committee is responsible for reviewing and approving goals and objectives relevant to the compensation of the Company’s executive officers (including the Chief Executive Officer), evaluating such executive officers’ performance in light of those goals and objectives and determining compensation based on that evaluation.  The Compensation and Management Succession Committee is also responsible for reviewing the Company’s incentive compensation programs and retirement plans, and recommending changes to such programs and plans to the Board of Directors as necessary.  The Compensation and Management Succession Committee also reviews any severance or other termination arrangements to be entered into with the Company’s executive officers.

The Compensation and Management Succession Committee held twelve meetings during the 2010 fiscal year.  The Report of the Compensation and Management Succession Committee on executive compensation relating to the 2010 fiscal year begins on page 23.

Executive Committee

The Executive Committee is comprised of Anna P. Barnitz, Steven B. Chapman, Harold A. Howe, Brent A. Saunders, Jeffrey E. Smith, David W. Thomas and Thomas E. Wiseman (Chairman).  The Executive Committee is authorized to act in the intervals between meetings of the Directors on matters delegated by the full Board.  There were no meetings held by the Executive Committee of the Company during the 2010 fiscal year; however, the Executive Committee of the Bank held 37 meetings.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Harold A. Howe, Brent A. Saunders (Chairman) and David W. Thomas.  The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee qualifies as independent under Nasdaq Marketplace Rule 4200(a)(15).  The purposes of the Nominating and Corporate Governance Committee are to:

•
identify qualified candidates for election, nomination or appointment to the Board and recommend to the full Board a slate of Director nominees for each annual meeting of the shareholders of the Company;

•	make recommendations to the full Board regarding the Directors who shall serve on committees of the Board; and

•	undertake such other responsibilities as may be referred to the Nominating and Corporate Governance Committee by the full Board.

The Nominating and Corporate Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors.  A current copy of the charter of the Nominating and Corporate Governance Committee is posted on the Company’s website at http://www.ovbc.com  under “About Us” in the Ohio Valley Banc Corp. section.  The Nominating and Corporate Governance Committee periodically reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.  The Nominating and Corporate Governance Committee held three meetings during the 2010 fiscal year.

Board Enterprise Risk Committee

The Board Enterprise Risk Committee consists of Anna P. Barnitz, Steven B. Chapman, Brent A. Saunders, David W. Thomas (Chairman) and Lannes C. Williamson.

The Board Enterprise Risk Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors.  At least annually, the Board Enterprise Risk Committee reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.  The Board Enterprise Risk Committee’s primary duties and responsibilities are to:

•	oversee the Company’s policies, procedures and practices relating to OVBC’s enterprise-wide risks;
•	assess current and emerging material risks and provide review and approval of established risk tolerances;
•	oversee the Company’s compliance with applicable laws and regulations; and
•	oversee material pending litigation in which the Company has been named a defendant.

The business of banking has been and will continue to be centered on the management of risk.  The Board of Directors proactively oversees management’s implementation and enforcement of the Company’s risk management policies and procedures.  The Board’s risk oversight responsibility is primarily administered through the Board Enterprise Risk Committee.  The Board Enterprise Risk Committee meets quarterly to ensure that the Company is taking appropriate steps to identify, measure, monitor, and control risks as identified in the Company’s Enterprise Risk Management Policy. This policy addresses the composition and control of the Company’s overall risk management program and establishes standards for liquidity, market, credit, operational, legal, reputational, and strategic risks and for others that may emerge in the future.  The Enterprise Risk Management Policy is supplemented by various other Company policies which further address the specific risk categories to which they pertain.  Additionally, the Enterprise Risk Management Policy provides for proper reporting through senior management to the Board Enterprise Risk Committee and/or the full Board of Directors.  Although the Senior Vice President and Risk Management Officer reports administratively to the Chief Operating Officer, she does serve as an Ex Officio member of the Board Enterprise Risk Committee.  The committee routinely receives reports from the Risk Management Officer as well as other Ohio Valley Bank personnel within the Risk Management Department. In addition to the Risk Management Officer, the Chief Operating Officer, Chief Executive Officer and the Internal Auditor also serve as Ex Officio members of the committee.

The Board of Directors has established a Management Enterprise Risk Committee whose members are the senior management team of the Company.  It is the responsibility of the Management Risk Committee, in conjunction with the Risk Management Department, to implement and enforce the risk management policies of the Company on a day-to-day basis. Actions of the Management Risk Committee are routinely monitored and reported to the Board Enterprise Risk Committee.

The Board of Directors recognizes that no policy can anticipate all the conditions, situations and opportunities that may arise during the normal course of operations.  Therefore, the Board of Directors expects management to exercise prudent judgement in the day-to-day implementation of the Company’s risk management policies.

Nominating Procedures

As described above, the Company has a standing Nominating and Corporate Governance Committee that has the responsibility to identify and recommend individuals qualified to become Directors.  The Nominating and Corporate Governance Committee evaluates the qualifications and performance of incumbent directors before deciding to recommend them for re-election to the Board. The Nominating and Corporate Governance Committee recommended the nominees for election as Directors at the Annual Meeting.  When considering potential candidates for the Board, the Nominating and Corporate Governance Committee strives to assure that the composition of the Board, as well as its practices and operation, contribute to value creation and to the effective representation of the Company’s shareholders.  Although the Company does not have a formal diversity policy, the Nominating and Corporate Governance Committee is guided by the Nominating and Corporate Governance Charter in fulfilling its responsibility to identify and recommend individuals qualified to become Directors.   The Nominating and Corporate Governance Committee considers it essential that the Board, as a whole, should be diverse with respect to skills, experience, perspective, age, background and geography as these criteria relate to the Company’s market area and the financial services industry. The Nominating and Corporate Governance Committee may consider the above factors as it deems appropriate in evaluating Director candidates.   Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating and Corporate Governance Committee.  From time to time, the Nominating and Corporate Governance Committee may deem it prudent to recruit individuals with education and expertise in a specific discipline, such as accounting, finance or law.

In considering candidates for the Board, the Nominating and Corporate Governance Committee evaluates the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Nominating and Corporate Governance Committee-recommended nominee.  However, the Nominating and Corporate Governance Committee does believe that all members of the Board should have the highest character and integrity; a reputation for working constructively with others; sufficient time to devote to Board matters; and no conflict of interest that would interfere with performance as a Director.  Additionally, the Company is a highly-regulated institution and all Director candidates are subject to the requirements of applicable federal and state banking laws and regulations.

The Nominating and Corporate Governance Committee considers candidates for the Board from any reasonable source, including recommendations from shareholders and existing Directors.  The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the recommendation.  The Nominating and Corporate Governance Committee has the authority to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.  No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms.

Shareholders may recommend Director candidates for consideration by the Nominating and Corporate Governance Committee by writing to Brent A. Saunders, the Chairman of the Nominating and Corporate Governance Committee, at the Company’s executive offices, P.O. Box 240, Gallipolis, Ohio 45631.  The recommendation should give the candidate’s name, age, business address, residence address, principal occupation or employment and number of common shares beneficially owned.  The recommendation should also describe the qualifications, attributes, skills or other qualities of the recommended Director candidate.  A written statement from the candidate consenting to be named as a Director candidate and, if nominated and elected, to serve as a Director should accompany any such recommendation.

Shareholders who wish to nominate an individual for election as a Director at an annual meeting of the shareholders of the Company must comply with the Company’s Code of Regulations regarding shareholder nominations.  Shareholder nominations must be made in writing and delivered or mailed to Brent A. Saunders, the Chairman of the Nominating and Corporate Governance Committee, at the Company’s executive offices, P.O. Box 240, Gallipolis, Ohio 45631, not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of Directors.  However, if less than 21 days’ notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Chairman of the Nominating and Corporate Governance Committee not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders.  Each nomination must contain the following information to the extent known by the nominating shareholder:  (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of common shares of the Company that will be voted for each proposed nominee; (d) the name and residence address of the nominating shareholder; (e) the number of common shares of the Company beneficially owned by the nominating shareholder; and (f) any other information required to be disclosed with respect to a nominee for election as a Director under the proxy rules promulgated under the Exchange Act.  Nominations not made in accordance with the Company’s Code of Regulations will not be considered.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers

The following are the executive officers of the Company:

Name	Age	Position(s) Held with the Company and its Principal Subsidiaries

Jeffrey E. Smith	61
Chairman and Chief Executive Officer of the Company and the Bank since January 2010.  President and Chief Executive Officer of the Company and the Bank from April 2000 until January 2010; employed by the Bank since 1973.

Thomas E. Wiseman	52
President and Chief Operating Officer of the Company and the Bank since January 2010; Chairman of the Executive Committee of the Company and the Bank since January 2010; and President of the Company’s subsidiary, Ohio Valley Financial Services Agency, LLC since March 2010.  President of The Wiseman Agency, Inc., from 1980 until January 2010.

Scott W. Shockey	41
Vice President and Chief Financial Officer of the Company and Senior Vice President and Chief Financial Officer of the Bank since December 2004; Assistant Treasurer of the Company from April 2001 to December 2004; and Vice President and Chief Financial Officer of the Bank from April 2001 to December 2004.

Katrinka V. Hart	52	Senior Vice President and Risk Management Officer of the Company since 2004; Executive Vice President and Risk Management Officer of the Bank since 2003.
E. Richard Mahan	65
Senior Vice President and Chief Credit Officer of the Company and Executive Vice President and Chief Credit Officer of the Bank since December 2007; Senior Vice President and Secretary of the Company from April 2000 to December 2007; and Executive Vice President and Secretary of the Bank from April 2000 to December 2007.

Larry E. Miller, II	46
Senior Vice President and Secretary of the Company and Executive Vice President and Secretary of the Bank since December 2007; Senior Vice President and Treasurer of the Company from April 2000 to December 2007; and Executive Vice President and Treasurer of the Bank from April 2000 to December 2007.

Compensation Discussion and Analysis

Overview of Compensation Program

The executive officers of the Company receive no compensation from the Company.  Instead, they are paid by the Bank for services rendered in their capacities as executive officers of the Bank.

The Compensation and Management Succession Committee (the “Compensation Committee”) is responsible for reviewing and approving goals and objectives relevant to the compensation of the Company's executive officers (including the named executive officers), evaluating such executive officers' performance in light of those goals and objectives and determining compensation based on that evaluation.  As part of that responsibility, the Compensation Committee reviews the Company's bonus program as well as retirement plans and recommends changes to such programs and plans to the Board of Directors as necessary.  The Compensation Committee does not believe the goals and objectives relevant to the compensation of the Company’s executive officers incent excessive risk taking and are not reasonably likely to create a material adverse effect on the Company.   The Company continues to face numerous risks, as do all institutions, which could threaten its value.  The most prominent of these risks are liquidity, credit, interest rate, strategic and reputational risk.  The Compensation Committee believes the risk management controls currently in place in conjunction with performance goals that properly balance earnings growth and asset quality effectively address the risks inherent in the current economic environment.   Although the Compensation Committee also has responsibility for reviewing any severance or other termination arrangements to be entered into with the Company's executive officers, there are currently no such arrangements.

Management's Role in Compensation Decisions

While the Committee makes all compensation decisions regarding the named executive officers, the Committee utilizes data and reports as required by the wage and salary administration plan described elsewhere in this Compensation Discussion and Analysis.  Some of this data is prepared or assembled by management and includes, but is not limited to, peer analysis of comparable financial industry job grades, cost of living adjustments, and total compensation benchmarking primarily for Ohio and the Midwest Region of the United States.  Our Chief Executive Officer works with the Compensation Committee Chair in establishing the agenda for Compensation Committee meetings.  The Chief Executive Officer regularly attends meetings briefing the Committee on the Company’s overall performance.  With respect to developing compensation packages, annually the Chief Executive Officer reviews the performance of each executive officer (excluding his own and that of the Chief Operating Officer) by comparing results achieved to established goals as well as the overall performance of the Company as compared to Board approved corporate performance goals.  This data, along with salary data derived from the Company’s wage and salary administration plan, are the bases for his recommendations to the Committee with respect to the compensation of the other executive officers, including base salary adjustments and annual bonus payments. The Committee considers the Chief Executive Officer’s recommendations and uses its own discretion in making the final compensation decisions.  The Committee regularly conducts executive sessions, without the presence of management, in fulfilling its responsibilities pursuant to its charter.

Compensation Philosophy and Objectives

The objectives of the compensation programs of the Company and the Bank are that:

•	compensation of the Company's executive officers and non-executive officers should be directly linked to corporate operating performance; and

•
executive officers and non-executive officers should receive fair and equitable compensation for their respective levels of responsibility and supervisory authority compared to their peers within the Company as well as their peers within the financial services industry.

 In 1993, the Company adopted a comprehensive wage and salary administration plan for the Company and its subsidiaries to be used for all employees, including executive officers.  That plan consists of a job grading process for all jobs in the Company, a performance appraisal process, and a periodic total compensation benchmarking process to determine compensation market ranges for all job grades.  The components of this plan apply to both executive officers and non-executive officers.  The Company believes that it is essential to attracting and retaining qualified officers in its industry that compensation be competitive with that of other companies within the industry.  Further, in order to motivate such individuals to perform to the best of their abilities in furthering the Company's goals, the Company also believes there must be an opportunity for such officers to benefit personally from increased efforts and the Company's achievement of its goals.

Over the years, the Company has retained Crowe Horwath LLP (“Crowe Horwath”) to update the benchmarking information.  In 2007, the Company benchmarked the pay range for base salary and bonus established for each position using the services of Crowe Horwath.  The 2007 Crowe Horwath Comprehensive and Midwest Financial Institutions Surveys, the Economic Research Institute salary database, the Watson Wyatt Financial Institutions Compensation Survey (commercial banks category) and the 2006 proxy data from a peer group of ten companies were used in the benchmarking analysis.  The selection criteria for inclusion in the peer group were as follows:  total assets between $675 and $850 million, located in the Midwest Region with comparable performance metrics in return on assets, return on equity, net interest margin and efficiency ratio.  The companies which met the aforementioned criterion were:

Ames National Corporation                                                                                     Team Financial, Inc.
First Financial Service Corporation                                                                         First Citizens Banc Corp
Community Bank Shares of Indiana, Inc.                                                               MidWestOne Financial Group, Inc.
First Business Financial Services, Inc.                                                                   BNCCORP, Inc.
Monroe Bancorp                                                                                                        Northern States Financial Corporation

 The benchmarking analysis also included data gathered from the following employers in the Company's immediate market area:

 City National Bank
 Oak Hill Financial, Inc. (Now WesBanco)
 Farmers Bank and Savings Company
 Holzer Clinic
 University of Rio Grande

  These employers in the Company's immediate market area were chosen based on the economic impact of the institution as well as the size of the employee base in the Gallia and Jackson County, Ohio and Mason County, West Virginia market areas.  The Crowe Horwath Comprehensive survey included 63 financial institutions with $500 million to $1 billion in assets located in twelve states east of the Mississippi River.  The Crowe Horwath Midwest survey is a subset of the Comprehensive survey and included 28 financial institutions located primarily in Ohio, Michigan, Indiana and Illinois.  From the Economic Research Institute salary database, which has information from a collection of compensation surveys, Crowe Horwath used information designated by the Economic Research Institute as reflecting individuals (administrative and professional ) who had held their positions for three years at commercial banks with a Huntington, West Virginia, database location.  The 2007 Watson Wyatt Financial Institutions Survey included commercial banks across the United States.  Except as noted above, the Compensation Committee did not have access to the names of the companies included in any of these surveys, but based its decision to use the survey data on the belief that institutions meeting the survey criteria had similarities to the Company in terms of location (Ohio, Michigan, Indiana, Illinois, Iowa, Wisconsin and West Virginia); size (total assets greater than $500 million); and market populations (markets with populations of less than 100,000), which  made such institutions appropriate for purposes of maintaining competitive compensation.

Range midpoints from the surveys were averaged to determine a common midpoint for each range.  The Company adjusted its existing range midpoints to within +/- 10% of the benchmark project output, thereby creating a new range for each position for 2008 compensation.  For 2010, the Compensation Committee utilized the Crowe Horwath Midwest Regional Survey Report and the Ohio Survey Report to update the ranges established for each job in 2008.  The Crowe Horwath Midwest Regional survey included 138 financial institutions of all asset sizes located in Ohio, Michigan, Indiana, Illinois, Kentucky and Tennessee. The Crowe Horwath Ohio survey is a subset of the Midwest Regional survey and included 21 financial institutions of all asset sizes located in the State of Ohio. Then, the Compensation Committee used these two Crowe Horwath surveys in combination with individual performance appraisals to determine the base salaries to be paid to each named executive officer within the established range.  The Compensation Committee desires to have total compensation for each officer in the range, rather than just the base salary.

Finally, the Company's base salaries for 2010 were determined based on the personal performance evaluation of each employee and the position of the employee's expected total salary and bonus compensation within the established range.

Based on the benchmarking and salary adjustment process, the following ranges of salary and bonus for the named executive officers were established:

Name	Salary Range	Bonus Range
Jeffrey E. Smith	$191,318 – 368,618	6,049 – 23,526
Thomas E. Wiseman	191,318 – 368,618	6,049 – 23,526
Scott W. Shockey	82,285 – 151,507	3,468 – 10,357
Katrinka V. Hart	146,598 – 273,790	4,731 – 14,901
E. Richard Mahan	146,598 – 273,790	4,731 – 14,901
Larry E. Miller, II	146,598 – 273,790	4,731 – 14,901

The Compensation Committee, in conjunction with the Lead Director, annually conducts a performance appraisal to evaluate the performance of Mr. Smith and Mr. Wiseman in achieving the expected requirements of their jobs.  The Compensation Committee reviews the performance appraisals of the other named executive officers.  In 2010, the Compensation Committee adopted a new performance appraisal form to evaluate Messrs. Smith and Wiseman based on the following 8 specific criteria (the “Performance Criteria”): 1) leadership, 2) strategic planning, 3) financial results, 4) succession planning, 5) human resources, 6) internal communications, 7) external relations, and 8) board relations.    The evaluation conducted by the Compensation Committee assesses the executive officers' performance in each of the 8 criteria on a range from 1, the lowest, to 5, the highest, in increments of .25.  The higher an officers' performance on the 8 criteria, the higher the officer will be paid within the pay range established through the benchmarking process.  For the other named executive officers, the Compensation Committee adopted a slightly different performance appraisal form typically containing three to five position specific accountabilities as well as the four following critical competencies: 1) teamwork, 2) initiative, 3) communications, and 4) service excellence.  Each of the accountabilities as well as the competencies is assigned a weighting according to the following scale: 1 – important, 2 – significant, 3 – very significant and 4 – critical.  At the end of the performance period, the executive officers’ performance in each of the accountabilities and competencies is assessed on a range from 1, the lowest, to 5, the highest, in increments of .25.  The higher an officers’ performance on the given accountabilities and competencies, the higher the officer will be paid within the pay range established through the benchmarking process.

The Compensation Committee seeks to utilize four components (a base salary, a bonus, retirement plans, and insurance benefits) in the Company's compensation program to insure that employees who are performing “as expected” will, over time, be compensated in the middle one-third of the respective market range for similar jobs in the financial services industry.  An employee starting in the lower one-third of a pay range who performs “better than expected” will move to the middle one-third of the pay range faster than an employee who performs “as expected.”

The Company has no policy for allocating between long-term and short-term compensation or allocating between cash and non-cash components, although the bonus program does take into account both long-term and short-term goals and performance of the Company.

Executive Compensation Components and Analysis

The components of the compensation program are: a base salary, a bonus, retirement plans and insurance benefits.  Other than the employee stock ownership plan, the Company has no equity-based compensation plans.

Base Salary

The objective of the base salary component of the cash compensation plan is to provide predictable and reliable cash compensation sufficient to attract and retain motivated officers and to recognize and reward individual performance.  In fulfilling that objective the Compensation Committee desires that each employee, including the named executive officers, who achieves an overall performance evaluation of “3” (as expected), should receive base salaries within +/-10% of the midpoint of the marketplace range.
In 2009, the Compensation Committee recommended to the full Board of Directors, and the full Board of Directors determined, to increase base salaries, effective in January 2010, with an expectation that any bonus, if and when determined, would constitute a smaller percentage of total compensation.

Using the survey information described above, and based on their annual performance appraisal and the position of their expected total compensation within the marketplace range,  the base salaries for the named executive officers were increased an average of 2.47% compared to 2009.  Since Mr. Wiseman joined the company as an employee at the beginning of the year, he did not receive an increase in base salary in 2010.  Except for Mr. Shockey, whose total compensation was in the middle one third of the marketplace range, each of the named executive officers was, prior to such adjustments, receiving total compensation in the lower one third of the marketplace range established from the surveys.

Bonuses

The objectives of the bonus component of the Company's compensation program are to: (a) motivate executive officers and other employees and reward such persons for the accomplishment of both annual and long range goals of the Company and its subsidiaries, (b) reinforce a strong performance orientation with differentiation and variability in individual awards based on contribution to long-range business results and (c) provide a fully competitive compensation package which will attract, reward, and retain individuals of the highest quality.  All employees of the Company's subsidiaries holding positions with a pay grade of 9 or above are eligible to participate in the Bonus Program, including all subsidiaries' executive officers.

Bonuses payable to participants in the Bonus Program are based on (a) the performance of the Company and its subsidiaries as measured against specific performance targets; (b) each employee's individual performance; and (c) the marketplace range of compensation for employees holding comparable positions.   At the beginning of each fiscal year, the Compensation Committee sets specific performance targets for the Company and its subsidiaries based on a combination of some or all of a number of performance criteria set forth in the Company’s strategic plan.  The targets are based on one or more of the following performance criteria: net income, net income per share, return on assets, return on equity, asset quality (as measured by the ratio of non-performing loans to total loans and non-performing assets to total assets), and efficiency ratio.  It is the objective of the Compensation Committee to establish goals that are “reaching” but “reachable”.  The Committee may not consider the goals to be of equal weight, but, in the aggregate, it considers them to be fundamental metrics which are important to the long-term performance of the Company and which, at the same time, do not expose the Company, nor incent the employees to undertake, excessive risks which would threaten the Company’s long-term value.  At the end of the fiscal year, the aggregate amount available for the payment of a bonus, if any at all, is determined by the Company’s Board of Directors upon recommendation of its Compensation Committee based on an evaluation of the accomplishment of the performance targets.  A bonus may be paid without targets having been established or achieved.  No officer or employee has any right to the payment of a bonus until the Board of Directors has exercised its discretion to award one and the amount to be paid to each person has been determined and announced.

Once the aggregate amount of the bonus pool is determined, individual bonus awards are determined through a formula that applies each employee's performance evaluation score to a “bonus grid”, reflecting the individual employee's job grade, the market place range of compensation for that job grade, and individual job performance using the Evaluation Criteria referenced above.  Employees are evaluated by their supervisors, except for Mr. Smith and Mr. Wiseman, who are evaluated by the Compensation Committee of the Company’s Board of Directors.  The Company’s Board of Directors approves the bonuses payable to the executive officers under the Bonus Program based upon the recommendation of the Compensation Committee.

  With the exception of the named executive officers, in January 2011, the Compensation Committee recommended to the full Board of Directors, and the full Board of Directors determined, to award essentially the same bonuses for 2010, payable in February 2011, as were awarded in 2009, adjusted to reflect the Board’s prior decision to re-allocate a portion of the bonus into base salary.   In consideration of the decline in the Company’s net income, the Board reduced the 2010 bonus of the named executive officers by 23%.  As a result of the re-allocation and the reduction in the bonuses for the named executive officers, total bonuses earned in 2010 declined 60%.  The decision to re-allocate a portion of the bonus into base salary was predicated on the Committee and the Board’s desire to align base compensation more closely with industry norms without increasing overall expense.  As stated earlier in this discussion, the Compensation Committee may not consider the performance goals of equal weight.  In early 2011, when the Committee considered the overall performance of the Company in 2010, it evaluated the following:

	Goal	Actual	Change from 2009
Earnings	$6,854,700	$5,096,100	-23.31%
Earnings per share	$1.72	$1.28	-23.35%
Return on assets	.83%	.60%	-25.93%
Return on equity	10.09%	7.54%	-26.30%
Non-performing loans/total loans	1.00%	.78%	-3.7%
Non-performing assets/total assets	1.50%	1.11%	-15.27%
Efficiency ratio	67.0%	67.43%	-.50%

General economic conditions continued to be weak in 2010 as the nation struggled under the weight of high unemployment and the reduction in market values of collateral.  Unfortunately, the markets where your Company operates were not immune to these issues. Reduced incomes due to unemployment or underemployment created an inability to pay for some borrowers. Being a community bank, we sought an appropriate balance between the safe and sound operation of the Company, the welfare of our customers and the interests of our shareholders.  Throughout 2010 a significant emphasis was placed on asset quality, which led management to provide more than $5.8 million to the allowance for loan losses.  As a result, both asset quality goals, as measured by non-performing loans as a percentage of total loans and non-performing assets as a percentage of total assets, were achieved.  The Committee was particularly pleased that both asset quality goals were achieved.  However, none of the five performance targets associated with earnings were achieved.  Except for a slight improvement in the Company’s efficiency ratio, all of the metrics associated with earnings retreated from 2009 levels.   The Committee decided to maintain the aggregate bonus pool at the same level as was approved in 2009, adjusted for the aforementioned re-allocation, for all eligible employees, except for the named executive officers.  The named executive officers' respective performance appraisals and position in the marketplace range as described above determined each officer's share of the bonus pool for 2010, as reported in the Summary Compensation Table on page 24.

The Compensation Committee and the Board of Directors are considering the adoption of a new annual incentive plan for officers with a rank of Senior Vice President and above.  The new annual incentive plan is expected to include formal target and stretch goals which are aligned with the Company’s strategic plan. The plan is prospective in design with the utilization of a defined payout formula that is based upon the achievement of a combination of pre-determined, overall Company and individual participant criteria and percentages of the individual’s base salary.  As such, the Compensation Committee and the Board of Directors expect the new plan will be more objective than the Company’s current bonus program.  The plan is designed to create incentives for participants that appropriately balance the risks inherent in pursuing certain goals with other metrics intended to discourage participants from exposing the Company to imprudent levels of risk.  The amount of compensation an executive officer may be paid under the new plan ranges between zero and a maximum twenty percent of the participant’s base salary.  In the 2010 bonus plan, payouts ranged between six and eleven percent of base salary.

Executive Retirement Plans

The Board of Directors has established several retirement plans, in order to both provide competitive compensation arrangements to attract talented employees, and also to provide a valuable incentive to retain talented employees once employed.  Management expects that the plans not funded by annual contributions will be funded by bank owned life insurance policies previously purchased on the lives of all directors and certain officers of the Company.  The Board of Directors decided in 1996 to invest in life insurance contracts as a means to offer supplemental executive retirement plans for certain of its officers, including the named executive officers.  These nonqualified plans, described below, offer an additional level of confidence that the executive officers, including the named executive officers, can focus exclusively on their responsibilities as executive officers during their working lives and can maintain a reasonable standard of living in retirement.

Executive Deferred Compensation Plan.  The Company maintains a nonqualified executive deferred compensation plan for all the Company's executive officers and certain other officers.  The deferred compensation plan is strictly voluntary and participants in the plan, upon reaching age 65, are eligible to receive a distribution of their contributions, plus accrued interest earned at a designated rate on reinvestment of the contributions.  In 2010, the rate paid was 4.41%.  If a participant dies before reaching age 65 and the participant qualifies, the distribution will be made to the participant's designated beneficiary in an amount equal to what the participant would have accumulated if the participant had reached age 65 and had continued to make contributions to the plan.  The Company believes that the cost of providing the benefit will be offset by earnings on and/or proceeds from life insurance contracts associated with the benefit.

Supplemental Executive Retirement Plan.  The Company maintains a nonqualified supplemental executive retirement plan (the “SERP”), titled “Salary Continuation Agreement”, for certain of its executive officers.  Participation in the SERP is at the discretion of the Board and is designed to supplement the retirement benefits of such participants.  Currently, Jeffrey E. Smith is the only executive officer who participates in the SERP.  The amount of Mr. Smith's annual benefit is $117,100 if Mr. Smith's employment is terminated on or after age 65 for any reason other than termination for “cause”.  Cause consists of gross negligence, gross neglect of duty, commission of a felony or gross misdemeanor involving moral turpitude, or fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with Mr. Smith's employment and resulting in an adverse effect on the Company.

If Mr. Smith's employment is terminated other than for cause, or other involuntary non-disability early termination before normal retirement age (because Mr. Smith is eligible for early retirement), the Company will pay Mr. Smith an amount determined by calculating a 20-year fixed annuity from the Company's accrued liability, crediting interest on the unpaid balance at an annual rate of 6%, compounded monthly.  The payments would be made monthly for 20 years.

In the event of Mr. Smith's involuntary termination other than after normal retirement age or due to death, disability or cause, the amount payable is the accrued liability based on Mr. Smith's compensation for the plan year ending immediately prior to the date in which termination occurs, which is determined calculating a 20-year fixed annuity from the accrual balance, crediting interest on the unpaid balance at an annual rate of 6 percent, compounded monthly.  Payments would be made monthly for 20 years.

As referenced above, the Board of Directors elected to offer the plan to permit the Chief Executive Officer's exclusive focus on the day-to-day job responsibilities of being a CEO with an expectation of a reasonable standard of living at retirement.

Director Retirement Plan.  Participants in the Director Retirement Plan, upon reaching age 70, are eligible to receive the greater of 50% of the Director’s three prior years average total annual or monthly fees or 50% of any consecutive three prior years average total annual or monthly fees.  The benefit is payable for 120 months for Directors with 10 years of service or less.  The benefit is payable for 240 months for Directors with more than 10 years of service.  If a Director dies during active service, payment will be made to the Director's designated beneficiary in an amount equal to what the Director would have received had the Director reached age 70, except the benefit term will be reduced to 60 months.  If the Director dies during the payment of benefits, payment will be made to the Director's designated beneficiary for the lesser of the remaining term or 60 additional months.  The Company believes that the cost of providing the benefit will be offset by earnings on and/or proceeds from life insurance contracts associated with the benefit.  As Directors, Jeffrey E. Smith and Thomas E. Wiseman are participants in the Director Retirement Plan.  If Mr. Smith had retired at December 31, 2010, his monthly payment would have been $806 for 240 months.  If he had died on that date, his monthly benefit would have been $806 for 60 months.  If Mr. Wiseman had retired at December 31, 2010, his monthly payment would have been $906 for 240 months.  If he had died on that date, his monthly benefit would have been $906 for 60 months.  The Board of Directors began the Director Retirement Plan in 1996 to encourage an age certain retirement date for Board members as a method of planning Director succession.

Executive Life Insurance.  In addition to optional life insurance that the Company makes available to all employees, the Company maintains life insurance on each of the named executive officers of the Company on which the Company paid the entire premium upon purchase.  The Company is the sole owner of each policy, but the Company has entered into an agreement with each named executive officer agreeing to provide to such officer's designated beneficiary from the proceeds of the policy an amount equal to the lesser of (a) two times the officer's highest total annual compensation during any calendar year, including the year of the officer's death, or (b) the face amount of the life insurance policy.  The Company agrees not to sell, surrender or transfer the policy without giving the officer the option to purchase the policy for the cash surrender value of the policy.

The following table sets forth the amount that would have been payable for each named executive officer covered by Executive Life Insurance at December 31, 2010:

Name	Benefit at December 31, 2010
Jeffrey E. Smith	$539,130
Katrinka V. Hart	336,038
E. Richard Mahan	248,511
Larry E. Miller, II	336,038
Scott W. Shockey	262,260

Director Life Insurance.  The Company maintains a life insurance policy for all Directors, with a death benefit of two times annual Director fees at time of death reduced by 35% at age 65 and 50% at age 70.  The life insurance policies terminate upon retirement.  Mr. Smith as an employee of a subsidiary of the Company, is excluded from this benefit under the terms of the Company's group term life insurance program.

Retirement Plans for All Employees

Profit Sharing Retirement Plan.  The Company sponsors a qualified Profit Sharing Retirement Plan for all of its employees, including the named executive officers.  Each employee who is at least 21 years of age, has completed 1,000 hours and one year of service to the Company and its subsidiaries, and is employed on the last day of the plan year is qualified to participate in the Profit Sharing Retirement Plan.  The Board of Directors determines the amount to contribute to the Profit Sharing Retirement Plan each December in its discretion based on the performance and financial condition of the Company.  The Compensation Committee has traditionally considered 1.75% of total Company payroll as a reasonable contribution rate for the Profit Sharing Retirement Plan.  In December 2010, the Board of Directors voted to use that same rate to contribute $209,847 to the Plan.   Each participant received a pro rata share of this contribution as well as a pro rata share of reallocated forfeitures (such pro rata share, in each case, based upon such participant's eligible compensation).  The named executive officers' share of the 2010 contribution and reallocated forfeitures is reported in the Summary Compensation Table on page 24.

401(k) Retirement Plan.  The Company sponsors a qualified 401(k) Plan under the Profit Sharing Retirement Plan.  Participants' qualifications are identical to those of the Profit Sharing Retirement Plan.  In cases where participants made deferrals to the 401(k) Plan, the Company made a matching contribution equal to 25% of the amount deferred by each employee, up to a maximum deferral amount of 6% not to exceed 1.50% of the participant's eligible plan compensation under the 401(k) Plan.  The named executive officers' share of the 2010 contribution and reallocated forfeitures is reported in the Summary Compensation Table on page 24.

Employee Stock Ownership Plan.  The Company sponsors an Employee Stock Ownership Plan (the “ESOP”) for all of its employees, including the named executive officers.  Participant qualifications are identical to those of the Profit Sharing Retirement Plan.  The Board of Directors determines the amount to contribute to the ESOP each December in its discretion based on the performance and financial condition of the Company.  The Compensation Committee has traditionally considered 3.50% of total company payroll as a reasonable contribution rate for the Employee Stock Ownership Plan.  In December 2010, the Board of Directors voted to use that same rate to contribute $419,693 to the ESOP.  Each participant's share of contributions and reallocated forfeitures is also identical to those of the Profit Sharing Retirement Plan.  The named executive officers' share of the 2010 contributions and reallocated forfeitures is reported in the Summary Compensation Table on page 24.

Other Benefits

Executive officers of the Company also receive benefits available to all employees, including group term life insurance, health insurance, short- and long-term disability, flexible benefits/cafeteria plan and optional life insurance.

The decision-making process and compensation philosophy of the Company and the Bank were considered by the Compensation Committee when determining 2010 compensation for the named executive officers of the Company and the Bank.  The Compensation Committee believes that the compensation earned by the named executive officers in 2010 was fair and reasonable when compared with executive compensation levels in the banking industry as reported in the marketplace range developed.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1 million paid to covered persons in any fiscal year.  Neither the Company nor the Bank has a policy requiring that all compensation in 2010 and thereafter to the covered officers be deductible under Section 162(m).  The Boards of Directors of both companies do, however, consider carefully the after-tax cost and value to the Company and the Bank of all compensation.  The Board of Directors believes that all compensation paid to covered persons in 2010 was fully deductible.

Compensation Committee Report

The Compensation and Management Succession Committee has reviewed and discussed the Compensation Discussion and Analysis above with the Company's management.  Based on this review and discussion, the committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement and Annual Report on Form 10-K.

Submitted by:
Compensation and Management Succession Committee Members

Anna P. Barnitz, Chairman
Harold A. Howe
Brent A. Saunders

Summary Compensation Table for 2010

The following table summarizes the total compensation paid to or earned by each of the named executive officers for the three fiscal years ended December 31, 2010:

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jeffrey E. Smith Chairman and Chief Executive Officer	2010 2009 2008	$238,058(5) 196,734(5) 178,260(5)	$17,770 61,227 73,228	-- -- --	-- -- --	-- -- --	$118,710 110,657 104,229	$23,651 21,949 21,345	$398,189 390,567 377,062
Thomas E. Wiseman President and Chief Operating Officer (8)	2010	233,636(6)	17,770	--	--	--	1,015	78,259(7)	330,680
Scott W. Shockey Vice President and Chief Financial Officer	2010 2009 2008	118,730 98,505 61,012	7,823 26,955 42,347	-- -- --	-- -- --	-- -- --	-- -- --	12,527 11,363 8,745	139,080 136,823 112,104
Katrinka V. Hart Senior Vice President and Risk Management Officer	2010 2009 2008	147,720 121,321 100,969	11,255 38,781 48,947	-- -- --	-- -- --	-- -- --	-- -- --	15,356 14,830 12,812	174,331 174,932 162,728
E. Richard Mahan Senior Vice President and Chief Credit Officer	2010 2009 2008	148,121 121,268 100,790	11,364 39,157 49,421	-- -- --	-- -- --	-- -- --	-- -- --	15,091 14,181 12,825	174,576 174,606 163,036
Larry E. Miller, II Senior Vice President and Secretary	2010 2009 2008	147,720 121,321 100,969	11,255 38,781 48,947	-- -- --	-- -- --	-- -- --	-- -- --	15,687 14,779 13,434	174,662 174,881 163,350

(1)	Base salaries for the named executive officers are described on page 19.

(2)	Bonuses for the named executive officers are described on page 19.

(3)
The amounts in column (h) reflect the change in the actuarial present value of Messrs. Smith’s and Wiseman’s benefits under the Supplemental Executive Retirement Plan and the Director Retirement Plan, each of which is described on page 21, as follows:

Name	Year	Increase in Actuarial Present Value of SERP	Increase in Actuarial Present Value of Director Retirement Plan
Jeffrey E. Smith	2010 2009 2008	$115,060 107,219 100,991	$3,650 3,438 3,238
Thomas E. Wiseman	2010 2009 2008	-- -- --	1,015 956 900

(4)	The amount shown in column (i) reflects for each named executive officer:

•	Company contributions and reallocated forfeitures under the Profit Sharing Retirement Plan, which is described on page 22.
•	Company contributions and reallocated forfeitures under the 401(k) Plan, which is provided for under the Profit Sharing Retirement Plan and is described on page 22.

•	Company contributions and reallocated forfeitures under the Employee Stock Ownership Plan, which is described on page 22.
•	Board designated Christmas Gift paid to all employees in December of each year in an amount equal to two weeks of the base salary of the employee.
•	Instructor Fees for teaching a class to employees, and Service Awards for being employed by the Bank for a certain number of years.

(5)	Includes Director’s fees received by Mr. Smith totaling $18,900 in each of 2010, 2009 and 2008.

(6)	Includes Director’s fees received by Mr. Wiseman totaling $18,900 in 2010.

(7)
Includes Executive Committee Chairman fees received by Mr. Wiseman totaling $70,000, and a Board designated Christmas Gift paid to all employees in December of each year in an amount equal to two weeks of the base salary of the employee.

(8)	Mr. Wiseman was not employed by the Company or any of its subsidiaries before 2010.

Pension Benefits for 2010

The following table shows the present value of accumulated benefits payable to the named executive officers who received pension benefits in 2010:

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Jeffrey E. Smith	SERP Director Retirement Plan	14 14	$845,683 29,272	-- --
Thomas E. Wiseman	Director Retirement Plan	14	12,409	--

(1)	Mr. Smith has actually been employed by the Company for 38 years. Mr. Wiseman has been employed by the Company for 1 year.

Descriptions of the SERP and the Director Retirement Plan are set forth under the headings “Compensation Discussion and Analysis – Executive Retirement Plans – Supplemental Executive Retirement Plan” and “Compensation Discussion and Analysis – Executive Retirement Plans – Director Retirement Plan” on page 21.  The present value of accumulated benefits under the two plans is calculated based upon the discounted present value of payments for 20 years discounted by 6% per year.

If Mr. Smith were to retire during 2011, he would be eligible to receive early retirement benefits under the SERP in the amount of $72,343 annually.  This benefit would be payable in equal monthly installments over 240 months.

Nonqualified Deferred Compensation for 2010

The following table describes the nonqualified deferred compensation for the named executive officers other than Mr. Miller who did not  participate.  A description of the Executive Deferred Compensation Plan is set forth under the headings “Compensation Discussion and Analysis – Executive Retirement Plans – Executive Deferred Compensation Plan” on page 21.

Name (a)	Executive Contributions in Last FY ($) (b) (1)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Jeffrey E. Smith	$9,984	--	$9,831	--	$237,955
Thomas E. Wiseman	9,984	--	9,836	--	238,064
Scott W. Shockey	--	--	1,235	--	29,249
Katrinka V. Hart	5,200	--	5,484	--	132,550
E. Richard Mahan	9,984	--	9,057	--	219,638

(1)	Amounts represented in column (b) are included in column (c) of the Summary Compensation Table on page 24.

Post-termination or Change in Control Compensation

Neither the Company nor any of its subsidiaries has executed a separate employment, severance or change in control agreement with any of the executive officers of the Company.

Certain compensation plans provide benefits payable upon termination.  Benefits payable to the named executive officers upon termination under the Executive Deferred Compensation Plan are described under the heading “Compensation Discussion and Analysis – Executive Retirement Plans – Executive Deferred Compensation Plan” and in the Nonqualified Deferred Compensation Plan table on page 26.  Benefits payable to Mr. Smith under the SERP and the Director Retirement Plan are described under the heading “Compensation Discussion and Analysis – Executive Retirement Plans – Supplemental Executive Retirement Plan” on page 21 and under the heading “Compensation Discussion and Analysis – Executive Retirement Plans – Director Retirement Plan” on page 21 and are set forth in the Pension Benefits table on page 26.  Benefits payable to named executive officers under executive and director life insurance policies are described under the heading “Compensation Discussion and Analysis – Executive Life Insurance” and “Compensation Discussion and Analysis – Director Life Insurance” on page 22.

Regardless of the manner in which a named executive officer's employment terminates, the officer will be entitled to receive amounts earned during his or her employment under the Profit Sharing Retirement Plan, the 401(k) Plan and the ESOP.  Named executive officers will also be entitled to benefits upon death or disability under group plans available to all employees of the Company or the Bank.

Director Compensation

All of the Directors of the Company also serve as Directors of the Bank.  Members of the Board of Directors of the Company receive compensation for their services rendered as Directors of the Bank, not the Company.  In 2010, each Director who was not an employee of the Company or any of its subsidiaries received $550 per month for his or her service as a member of the Board of Directors of the Bank.  Directors who were employees of one of the subsidiaries of the Company received $350 per month in 2010 for their services.  In addition, each Director of the Bank received an annual retainer of $14,700 in 2010.

In January 2010, the Independent Directors appointed David W. Thomas as Lead Director.  The Lead Director’s responsibilities are to chair Board and committee meetings in the absence of the Chief Executive Officer as well as chair the monthly meetings of the independent Directors.  In addition to the fees outlined above, Mr. Thomas will receive $18,000 for his services as Lead Director in 2011.

Each non-employee Director who was a member of the Executive Committee of the Bank (Anna P. Barnitz, Steven B. Chapman, Harold A. Howe, Brent A. Saunders and David W. Thomas) received fees of $40,695 in 2010.  This figure is pro-rated for time served for new members.  Executive Committee members who are employees of the Bank receive no compensation for serving on the Executive Committee, except for Thomas E. Wiseman whose current salary includes $70,000 for his duties as Chairman of the Executive Committee.  The Executive Committee of the Bank met 37 times in 2010.

The Company maintains a life insurance policy for all Directors with a death benefit of two times annual Director fees at time of death, reduced by 35% at age 65 and 50% at age 70.  The life insurance policies terminate upon retirement.

In December 1996, life insurance contracts were purchased by the Company for all Directors and certain officers, and additional contracts have been purchased as new Directors and officers have joined the Company.  The Company is the owner of the contracts.  The purpose of these contracts was to replace a current group life insurance program for executive officers, implement a deferred compensation plan for Directors and executive officers, implement a Director retirement plan, and implement a supplemental retirement plan for certain officers.

Participants in the deferred compensation plan, upon reaching age 70, are eligible to receive a distribution of their contributions, plus accrued interest earned at a rate on reinvestment of the contributions that is not an above-market preferential rate.  In 2010 the rate paid was 4.41%.  If a participant dies before reaching age 70 and the participant qualifies, the distribution will be made to the participant's designated beneficiary in an amount equal to what the participant would have accumulated if the participant had reached age 70 and had continued to make contributions to the plan.

Participants in the Director retirement plan, upon reaching age 70, are eligible to receive 50% of the three (3) prior years’ average total Directors’ compensation.  The benefit is payable for 120 months for Directors with 10 years of service or less.  The benefit is payable for 240 months for Directors with more than 10 years of service.  If a Director dies during active service, payment will be made to the Director’s designated beneficiary in an amount equal to what the Director would have received had the Director reached age 70, except the benefit term will be reduced to 60 months.  If the Director dies during the payment of benefits, payment will be made to the Director’s designated beneficiary for the lesser of the remaining term or 60 additional months.

The following table summarizes the compensation paid to non-employee Directors for the fiscal year ended December 31, 2010:

Director Compensation for 2010

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f) (1)	All Other Compensation ($) (g) (2)	Total ($) (h)
Anna P. Barnitz	$61,995	--	--	--	$1,460	$327	$63,782
Steven B. Chapman	61,995	--	--	--	6,672	327	68,994
Robert E. Daniel	21,300	--	--	--	17,474	170	38,944
Harold A. Howe	61,995	--	--	--	3,965	327	66,287
Brent A. Saunders	61,995	--	--	--	1,158	327	63,480
David W. Thomas	79,995	--	--	--	3,534	422	83,951
Roger D. Williams	21,300	--	--	--	6,807	214	28,321
Lannes C. Williamson	21,300	--	--	--	8,011	74	29,385

(1)	Consists of the change during 2010 in the actuarial present value of the Director’s accumulated benefit under the Director retirement plan.

(2)	Consists of the incremental cost of group term life insurance coverage on the lives of the Directors and Service Awards for serving as a Director for a certain number of years.

Compensation Committee Interlocks and Insider Participation

Those who served as members of the Company’s Compensation and Management Succession Committee at any time during 2010 were:  Mrs. Barnitz, Mr. Howe and Mr. Saunders.  From time to time, the Company accepts loans from various persons to raise funds for ongoing operations and to fund the growth of the Company and its subsidiaries.  These loans are evidenced by promissory notes which are sold by the Company in private placements to accredited investors without registration under the Securities Act of 1933, as amended.

Since the beginning of the last fiscal year, the Company had outstanding at various times 7 separate promissory notes to The Wiseman Agency, Inc. (the “Wiseman Agency”), of which Thomas E. Wiseman was the President until December 31, 2009 and of which he is presently a partial owner, along with other members of his family.  Of the 6 notes outstanding to The Wiseman Agency at any time since the beginning of 2010, 1 was partially renewed with principal of $150,000 paid to the Wiseman Agency in February 2010; and 6 were merely renewals of those same loans as they repeatedly matured during 2010.  The notes had terms ranging from one month to two months, so essentially the same loan matured and was renewed several times during 2010, with one loan in the amount of $400,000 being paid off in October 2010.  There were no outstanding notes at March 15, 2011.  Principal paid to The Wiseman Agency since the beginning of 2010 was $550,000; interest was paid and new notes for the same principal amount were executed upon maturity of notes issued earlier.

The following table sets forth certain information regarding the notes issued by the Company to The Wiseman Agency that were outstanding at any time since the beginning of 2010:

Name	Largest Aggregate Outstanding Balance since January 1, 2010	Amount Outstanding at March 15, 2011	Interest Paid Since January 1, 2010	Interest Rates
The Wiseman Agency, Inc.	$400,000	$0	$7,058	1.75% to 2.00%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 The Bank has had and expects to have in the future banking transactions in the ordinary course of the Bank's business with some of the Directors, officers and principal shareholders of the Company and entities with which they are associated.  The Board of Directors has determined that all of the directors except Mr. Smith and Mr. Wiseman are “independent” under the listing standards of Nasdaq.  In determining independence, the Board of Directors considered loan and deposit relationships with each Director.  The rules of Nasdaq do not deem such relationships to disqualify a Director from being deemed independent.  In addition, all loans and other extensions of credit were made and deposits accepted in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons.  Further, in management’s opinion, the loans did not involve more than normal risk of collectability or present other unfavorable features.  As of the date of this Proxy Statement, all of such loans were performing loans.  The Board of Directors does not believe such relationships interfere with the Directors’ exercise of independent judgment in carrying out their responsibilities as Directors.

The Board of Directors also considered the transactions described in “Compensation Committee Interlocks and Insider Participation” and insurance premiums paid to The Wiseman Agency, Inc., and determined that such relationships, which do not disqualify a Director from being deemed independent, do not interfere with the Directors’ exercise of independent judgment in carrying out their responsibilities as Directors.

Brent A. Saunders rendered legal services to the Company and its subsidiaries during the Company’s 2010 fiscal year and is expected to render legal services to the Company and its subsidiaries during the Company’s 2011 fiscal year.  The Board of Directors determined that such relationship does not interfere with Mr. Saunders’ exercise of independent judgment in carrying out his responsibilities as a Director.

Mr. Howe resigned as President of the Company’s subsidiary, Ohio Valley Financial Services Agency, LLC (“OVFS”) in March, 2010.  Since September 30, 2002, when The Wiseman Agency disassociated from OVFS, Mr. Howe has received no compensation for service of any kind with respect to OVFS, OVFS has not been actively engaged in business, and OVFS has done nothing more than receive commissions for the purchase of Vendors Single Interest Coverage by borrowers from Ohio Valley Bank, which requires such insurance to be purchased by every borrower securing a loan with a vehicle.  Mr. Howe has actually performed no services whatsoever in connection with OVFS for more than three years.  The Board of Directors determined that Mr. Howe’s former position with OVFS does not interfere with Mr. Howe’s exercise of independent judgment in carrying out his responsibilities as a Director.

Any proposed loan between the Bank and a Director or executive officer of the Company is approved by the full Board of Directors.  The Executive Committee approved the payment of insurance premiums to the Wiseman Agency.  The Chief Executive Officer approved the issuance of promissory notes from the Company to the Wiseman Agency.  All of such related party transactions entered into since January 1, 2010, have been ratified by the Audit Committee.

The Board of Directors adopted a written policy in March 2007 requiring transactions over $120,000 involving the Company or a subsidiary of the Company and a “related party” with a direct or indirect material interest to be approved or ratified by the Audit Committee.   The Audit Committee's approval must be based on its determination that the transaction, first, is in or not inconsistent with the best interests of the Company, and second, is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party, or is for products or services from a related party of a nature, quantity or quality, or on other terms, that are not readily available from other sources. “Related parties” include directors, executive officers, beneficial holders of more than 5% of the outstanding common shares of the Company, their immediate family members, and firms, corporations and other entities in which any of them have certain relationships.

PROXY ITEM 3:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and regulations of the SEC adopted under that Act, give the Company's shareholders an opportunity this year to vote to approve the compensation of our named executives as disclosed in this proxy statement.  Such a vote must be provided to the shareholders at least every three years after this year.  Our named executive officers are those individuals included in the Summary Compensation Table on page 24 in this proxy statement.  The compensation being approved is the compensation required to be disclosed in this proxy statement by the rules of the SEC, including the compensation described in the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement.

 The vote is advisory in nature and therefore will not bind the Board of Directors to take any particular action.  Nevertheless, if there is a significant vote against approval of the compensation, the Board of Directors intends to attempt to determine the reason for such negative votes and may make changes to executive compensation based on its findings.

The Board of Directors has structured the Company's executive compensation program with the following objectives in mind:  compensation should be directly linked to corporate operating performance, and all officers should receive fair and equitable compensation for their respective levels of responsibility and supervisory authority compared to their peers within the Company as well as their peers within the financial services industry.  The Board of Directors urges you to read the "Compensation Discussion and Analysis" starting on page 16 of this proxy statement and the related compensation tables and narrative on pages 24 through 28.

The Board of Directors is asking you to approve the following resolution, which will be submitted for a shareholder vote at the Annual Meeting:

RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and the related material, is hereby APPROVED.

The Board of Directors unanimously recommends that you vote FOR approval of the compensation paid to the named executive officers.

PROXY ITEM 4:  ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Also pursuant to the Dodd-Frank Act and regulations adopted by the SEC, the Company is providing its shareholders an advisory vote on whether future advisory votes on approval of executive compensation of the nature reflected in Proxy Item 3 should occur every year, every two years or every three years.  Shareholders also may abstain from voting on this item.

A vote on the frequency of executive compensation votes must be provided this year and at least every six years going forward.

After careful consideration, the Board of Directors recommends that future advisory votes on approval of executive compensation occur every two years.  The Company does not make substantial changes to its executive compensation programs frequently, believing that it takes time to determine whether a particular compensation program is achieving the desired results.  A vote every two years permits the shareholders to evaluate executive compensation on a longer-term basis.  Moreover, an annual vote on compensation would not allow for changes in the Company's compensation program to be in place long enough to evaluate whether the changes were effective. For example, if the vote on compensation in May 2011were to result in a strong expression of disapproval of the Company's executive compensation, the Board of Directors would need time to determine what aspect of the compensation program led shareholders to vote to disapprove.  Then, if changes were made in the latter half of 2011, those changes would be in place only for a few months before the next annual vote on compensation would be held in 2012, which would not allow time to see the results of such changes in compensation.

On the other hand, the Company does not currently have compensation plans that pay executives based on performance measured over a period longer than one year.  Thus, a three-year frequency may be unnecessarily lengthy to evaluate the Company's compensation programs.

Shareholders are always able to provide input to the Board of Directors on an annual or more frequent basis by communicating directly with the directors.  The section of this proxy statement titled "Meetings of and Communications with the Board of Directors" sets forth a procedure for communicating with any of the directors of the Company in writing.  Shareholders are also encouraged to attend the Company's annual meetings and may speak with directors at that time.  While an annual vote on executive compensation will indicate whether shareholders have concerns about the Company's compensation programs and policies, it will not give the directors specific information about shareholders' views.

Although the Board of Directors currently believes that holding an advisory vote every two years is the best frequency at this time, the directors will periodically reassess that view and can provide for an advisory vote on executive compensation on a different basis if changes in the Company's compensation programs or other circumstances suggest that a different frequency of voting would be advisable.

The Board of Directors understands that shareholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation, and shareholder opinions are important to the directors.  Although this advisory vote on the frequency of future advisory votes on executive compensation is not binding on the Board of Directors, the Board will carefully review the voting results on this proposal before deciding how frequently to submit executive compensation to an advisory vote.  Shareholders will be able to specify one of four choices for this item on the proxy card:  one year, two years, three years or abstain.  Shareholders are not voting to approve or disapprove the Board's recommendation.

The Board of Directors unanimously recommends that you vote to conduct future advisory votes on executive compensation every two years.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee of the Board of Directors for the Fiscal Year Ended December 31, 2010

The Audit Committee has submitted the following report for inclusion in this proxy statement:

Role of the Audit Committee, the Independent Registered Public Accounting Firm and Management

The Audit Committee consists of four Directors who qualify as independent under Nasdaq Marketplace Rules 4200(a)(15) and 4350(d)(2) as well as under Rule 10A-3 promulgated under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee appoints the Company’s independent registered public accounting firm and oversees the Company’s financial and reporting processes on behalf of the Board of Directors.  Management is responsible for the Company’s consolidated financial statements and its accounting and financial reporting processes, including the establishment and maintenance of an adequate system of internal control over financial reporting.  Management is also responsible for preparing its report on the establishment and maintenance of, and assessment of the effectiveness of, the Company’s internal control over financial reporting.  Crowe Horwath LLP (“Crowe Horwath”), the independent registered public accounting firm employed by the Company for the 2010 fiscal year, is responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its report thereon based on such audit, for issuing an attestation report on the  Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim consolidated financial statements.  The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.

Review and Discussion with Management and the Independent Registered Public Accounting Firm

As part of its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements of the Company for the year ended December 31, 2010, including a discussion of the quality, and not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the audited financial statements.  The Audit Committee also discussed with management and Crowe Horwath the adequacy and effectiveness of the Company’s internal control over financial reporting and related accounting and financial controls.  The Audit Committee also discussed with management and Crowe Horwath the interim financial and other information contained in the Company’s earnings releases and SEC filings.

The Audit Committee discussed with Crowe Horwath the matters required by the standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standard No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and, with and without management present, reviewed and discussed the results of Crowe Horwath’s examination of the Company’s consolidated financial statements.

The Audit Committee also discussed with Crowe Horwath that firm’s independence from the Company and its management.  The Audit Committee obtained from Crowe Horwath the written disclosures and the letter from the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence.  The Audit Committee discussed with Crowe Horwath any relationships or services that might affect that firm’s objectivity and satisfied itself as to Crowe Horwath’s independence.

Management’s Representations and Audit Committee Recommendations

Management has represented to the Audit Committee that the Company’s audited consolidated financial statements for the year ended December 31, 2010 were prepared in accordance with accounting principles generally accepted in the United States.  The Audit Committee has reviewed and discussed with management and Crowe Horwath the audited consolidated financial statements, and management’s report on the establishment and maintenance of, and assessments of the effectiveness of, the Company’s internal control over financial reporting.  Based on the reviews and discussions outlined above, the Audit Committee recommended to the
Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Submitted by:
Audit Committee Members

Steven B. Chapman, CPA; Chairman
Anna P. Barnitz
David W. Thomas
Lannes C. Williamson

Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

Under applicable SEC rules,  the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair that firm’s independence from the Company.  The SEC’s rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.  Accordingly, the Audit Committee has adopted, and the Board of Directors has ratified, an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the Company’s independent registered public accounting firm may be pre-approved.

The purpose of the Pre-Approval Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities.  It does not delegate the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Consistent with the SEC’s rules, the Pre-Approval Policy provides two different approaches to pre-approving services.  Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”) or require the specific pre-approval of the Audit Committee (“specific pre-approval”).  The combination of these two approaches in the Pre-Approval Policy results in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm.  As set forth in the Pre-Approval Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm.  Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

The Audit Committee may delegate either type of pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Appendices to the Pre-Approval Policy describe the services that have the general pre-approval of the Audit Committee.  The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise.  The Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee.  The Audit Committee will add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations.

All requests or applications for services to be provided by the independent registered public accounting firm that do not require specific approval by the Audit Committee will be submitted to the Company’s internal auditor and must include a detailed description of the services to be rendered.  The internal auditor will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee.  The Audit Committee will be informed on a timely basis of any such services rendered by the independent registered public accounting firm.

Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the internal auditor, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee has designated the internal auditor to monitor the performance of all services provided by the independent registered public accounting firm and to determine whether such services are in compliance with the Pre-Approval Policy.  The internal auditor will report to the Audit Committee on a periodic basis on the results of this monitoring.  Both the internal auditor and management will immediately report to the chairman of the Audit Committee any breach of the Pre-Approval Policy that comes to the attention of the internal auditor or any member of management.

Services Rendered by Independent Registered Public Accounting Firm

In November 2007, the Audit Committee approved the rehiring of Crowe Horwath for a three year-term for fiscal years 2008, 2009 and 2010.  All of the services rendered by Crowe Horwath to the Company during 2010 and 2009 were pre-approved by the Audit Committee.  Fees billed for services rendered by Crowe Horwath for each of 2010 and 2009 were:

Audit Services.  The aggregate fees billed by Crowe Horwath for the audit of the financial statements included in the Annual Report on Form 10-K for the review of the financial statements included in our quarterly reports on Form 10-Q, and for professional services related to providing a consent included in a registration statement and preparation of a comfort letter for our fiscal years ended December 31, 2010 and 2009, were $210,963 and $231,630, respectively.

Audit-Related Fees.  Audit related fees billed in 2010 and 2009 totaled $2,669 and consisted of an annual database software license.

Tax Fees.  The aggregate fees billed in each of 2010 and 2009 for professional services rendered by Crowe Horwath for tax preparation, tax compliance, tax advice and tax planning were $17,000 and $18,500, respectively.

All Other Fees.  There were no other fees or expenses billed by Crowe Horwath for 2010 or 2009.

PROXY ITEM 5:  RATIFICATION OF THE SELECTION OF CROWE HORWATH LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Crowe Horwath as independent registered public accounting firm for fiscal year 2011.  Crowe Horwath has served as the Company's independent registered public accounting firm since 1992.  Although not required, shareholders are being asked to ratify the appointment of Crowe Horwath as the Company's independent registered public accounting firm for fiscal year 2011 as good corporate practice.  The vote will not be binding on the Audit Committee.  If the selection of Crowe Horwath is not ratified, the Audit Committee will reconsider but may decide to maintain the appointment of Crowe Horwath.  Even if the selection is ratified by the shareholders, the Audit Committee may, in its discretion, retain a different independent registered public accounting firm at any time if such change would be in the best interests of the Company and its shareholders.

Management of the Company expects that a representative of Crowe Horwath will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The board of directors recommends a vote "FOR" the ratification of the selection of Crowe Horwath LLP as the independent registered public accounting firm for fiscal year 2011.

ANNUAL REPORT – FORM 10-K

The Company will provide without charge to any shareholder of record on March 25, 2011, on the written request of any such shareholder, a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, required to be filed under the Exchange Act for the Company's fiscal year ended December 31, 2010.  Such written request should be directed to Larry E. Miller, II, Secretary, Ohio Valley Banc Corp., P.O. Box 240, Gallipolis, Ohio 45631, telephone number 1-800-468-6682 or 1-740-446-2631.

PROXY STATEMENT PROPOSALS

Any proposals of shareholders intended to be included in the Company’s proxy statement for the 2012 Annual Meeting of Shareholders should be sent to the Company by certified mail and must be received not later than December 2, 2011.  In addition, if a shareholder intends to present a proposal at the 2012 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by February 16, 2012, then the proxies designated by the Board of Directors of the Company for the 2012 Annual Meeting of Shareholders of the Company may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

Shareholders desiring to nominate candidates for election as directors at the 2012 Annual Meeting must follow the procedures described in “ELECTION OF DIRECTORS – Nominating Procedures.”

HOUSEHOLDING INFORMATION

Each shareholder of record will receive a separate mailing of the Notice Regarding Internet Availability of Proxy Materials and, at a later date, a copy of that Notice, a proxy, and a return envelope.  Each shareholder of record desiring a printed copy of the proxy materials must request such shareholder’s own copy.  Beneficial shareholders whose shares are held by a bank, broker or other holder of record should request information about householding from such record holder

OTHER MATTERS

The only business the Company’s management intends to present at the Annual Meeting consists of the matters set forth in this proxy statement.  The Company’s management knows of no other matters to be brought before the Annual Meeting by any other person or group.

If any other matters should properly come before the Annual Meeting, the proxy holders will vote on those matters in their discretion.

All duly executed proxies received will be voted.

Please sign and date the proxy you will receive from the Company and mail it promptly or submit your proxy electronically by going to the Company’s website at http://www.ovbc.com and following the instructions on that website.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Jeffrey E. Smith
Jeffrey E. Smith
Chairman and Chief Executive Officer

/s/ Thomas E. Wiseman
Thomas E. Wiseman
President and Chief Operating Officer

OHIO VALLEY BANC CORP.
420 Third Avenue
P.O. Box 240
Gallipolis, OH  45631

No. of OVBC Shares: Account No.

Please indicate any address change above.

PROXY VOTING INSTRUCTIONS

Shareholders of record have two ways to vote by proxy:

By Mail
Sign and date this proxy on the reverse side and return in the enclosed envelope.

Internet
▪	Go to http://www.ovbc.com and click on the “Proxy Voting” button.
▪	Enter your unique “Control Number” shown in the box above.
▪	Follow the instructions on your screen.

You will incur only your usual Internet access charges.
Available until 11:59 p.m. Eastern Daylight Saving Time on May 10, 2011.

Please note that the last instruction received, whether by mail or Internet, will be the instruction counted.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on May 11, 2011

The Proxy Statement, sample proxy card and Annual Report to Shareholders for the 2011 Annual Meeting are available on the Company’s website at http://www.ovbc.com/go/proxyinfo.

To obtain directions to attend the Annual Meeting and vote in person, please call Deborah A. Carhart, Assistant Vice President, Shareholder Relations, at 1-800-468-6682 or 1-740-446-2631.

OHIO VALLEY BANC CORP.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 11, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of common shares of Ohio Valley Banc Corp. (the “Company”) hereby appoints Jeffrey E. Smith, Thomas E. Wiseman and Larry E. Miller, II, and each of them with full power of substitution to each, the true and lawful attorneys and proxies of the undersigned to vote all of the common shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, May 11, 2011 at 5:00 p.m., Eastern Daylight Saving Time, and at any adjournment(s) thereof, as follows:

1.	To elect the following director to the Board of Directors for a term expiring in 2013:

Harold A. Howe         □ Vote For              □ Withhold Authority to Vote

2.	To elect the following two (2) directors to the Board of Directors for a term expiring in 2014:

Brent A. Saunders     □ Vote For               □ Withhold Authority to Vote
David W. Thomas      □ Vote For               □ Withhold Authority to Vote

3.	To approve, in a non-binding vote, the compensation of the Company’s named executive officers.	FOR AGAINST ABSTAIN □ □ □
4.	To recommend, in a non-binding vote, the frequency of shareholder votes on the Company’s named executive officer compensation.	1 YEAR 2 YEARS 3 YEARS ABSTAIN □ □ □ □
5.	To ratify the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011.	FOR AGAINST ABSTAIN □ □ □
6.	The individuals designated to vote this proxy are authorized to vote in their discretion upon any other matter which properly comes before the Annual Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE THREE NOMINEES LISTED IN ITEMS 1 AND 2, ”FOR” ITEM 3, FOR “2 YEARS” ON ITEM 4 AND “FOR” ITEM 5.

WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR NOT VOTED AS SPECIFIED.  UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY, “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, “FOR” A FREQUENCY OF 2 YEARS FOR VOTES ON THE APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION, AND “FOR” THE RATIFICATION OF THE SELECTION OF CROWE HORWATH LLP.  IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THIS PROXY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

ALL PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED.  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING ANNUAL REPORT, NOTICE OF ANNUAL MEETING, AND PROXY STATEMENT FOR THE MAY 11, 2011 MEETING.

Please sign exactly as your name appears hereon.  All joint owners should sign.  When signing as Attorney, Executor, Administrator, Trustee, or Guardian, please give full title as such.  If the shareholder is a corporation, please sign the full corporate name by authorized officer.  If the shareholder is a partnership, please sign in partnership name by authorized person.

_________________________________   _______                                                                                                                      __________________________________    _______
Shareholder Signature                                             Date                                                                                                                          Shareholder Signature (Joint Owners)                     Date

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET, PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE

TO:                      PARTICIPANTS IN THE OHIO VALLEY BANC CORP.
                             EMPLOYEES’ STOCK OWNERSHIP PLAN AND TRUST

FROM:                MELISSA P. MASON

DATE:                 APRIL 13, 2011

SUBJECT:           VOTING WHOLE COMMON SHARES BY PARTICIPANTS
                             ANNUAL SHAREHOLDERS’ MEETING MAY 11, 2011

As a participant in the Ohio Valley Banc Corp. Employees’ Stock Ownership Plan and Trust, you have the right to direct The Ohio Valley Bank Company, as Trustee, with respect to the exercise of voting rights of whole shares allocated to your account.

To the extent shares are not voted by the Plan participant, the Trustee will vote those shares in its sole and absolute discretion in the best interest of the Plan participants.

The Proxy Statement and Annual Report to Shareholders are attached to this message and also available on the Bank’s website at http://www.ovbc.com/go/proxyinfo.  Also attached are the Notice Regarding Availability of Proxy Materials and an instruction card.  After reading the proxy materials, you can submit your instruction electronically by using the “ESOP Proxy Voting Instructions” email which will be sent to you today.  After receipt of the email, click reply, enter your vote, and then click send.  Alternatively you may print the attached instruction, complete, sign and return the instruction to me.  Your completed instruction will direct The Ohio Valley Bank Company how to vote your Plan shares.

Sincerely,

/s/Missy Mason
Melissa P. Mason
Assistant Vice President
Trust Officer

OHIO VALLEY BANC CORP.
420 Third Avenue
P.O. Box 240
Gallipolis, OH  45631

No. of Trust Shares:

Please indicate any address change above.

ESOP VOTING INSTRUCTIONS

Please fill in, sign, and return this instruction form.  Please sign exactly as your name appears hereon.

___________________________________                                          ____________
Shareholder Signature                                                                                     Date

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on May 11, 2011

The Proxy Statement, sample proxy card and Annual Report to Shareholders for the 2011 Annual Meeting are available on the Company’s website at http://www.ovbc.com/go/proxyinfo.

OHIO VALLEY BANC CORP.
ESOP VOTING INSTRUCTION FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 11, 2011

THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of common shares of Ohio Valley Banc Corp. (the “Company”) allocated to the account of the undersigned under the Ohio Valley Banc Corp. Employee Stock Ownership Plan (“ESOP”) hereby instructs and directs the trustee of the ESOP to vote all of the common shares of the Company allocated to the account of the undersigned and entitled to be voted at the Annual Meeting of Shareholders of the Company, to be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, May 11, 2011 at 5:00 p.m., Eastern Daylight Saving Time, and at any adjournment(s) thereof, as follows:

1.	To elect the following director to the Board of Directors for a term expiring in 2013:

Harold A. Howe         □ Vote For              □ Withhold Authority to Vote

2.	To elect the following two (2) directors to the Board of Directors for a term expiring in 2014:

Brent A. Saunders     □ Vote For               □ Withhold Authority to Vote
David W. Thomas      □ Vote For               □ Withhold Authority to Vote

3.	To approve, in a non-binding vote, the compensation of the Company’s named executive officers.	FOR AGAINST ABSTAIN □ □ □
4.	To recommend, in a non-binding vote, the frequency of shareholder votes on the Company’s named executive officer compensation.	1 YEAR 2 YEARS 3 YEARS ABSTAIN □ □ □ □
5.	To ratify the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011.	FOR AGAINST ABSTAIN □ □ □
6.	The individuals designated to vote this proxy are authorized to vote in their discretion upon any other matter which properly comes before the Annual Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE THREE NOMINEES LISTED IN ITEMS 1 AND 2, “FOR” ITEM 3, FOR “2 YEARS” ON ITEM 4 AND “FOR” ITEM 5.

WHERE A CHOICE IS INDICATED, THE SHARES ALLOCATED TO THE ACCOUNT OF THE UNDERSIGNED WILL BE VOTED AS SPECIFIED.  IF NO CHOICE IS INDICATED OR IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS INSTRUCTION WILL BE VOTED IN THE DISCRETION OF THE TRUSTEE OF THE ESOP, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

ALL INSTRUCTIONS PREVIOUSLY GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED.  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ANNUAL REPORT, NOTICE OF ANNUAL MEETING, AND PROXY STATEMENT FOR THE MAY 11, 2011 MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 11, 2011

of the

OHIO VALLEY BANC CORP.
NOTICE OF ANNUAL MEETING

                                                                             To Be Held On:
BAR CODE                                                                                                                                                                                                                                                   May 11, 2011
NAME (line 1)                                                                                                                                                                                                                                     4:00 p.m. – Social Hour
NAME (line 2)                                                                                                                                                                                                                                 5:00 p.m. – Annual Meeting
ADDRESS (line 1)                                                                                                                                                                                                                        Morris and Dorothy Haskins
ADDRESS (line 2)                                                                                                                                                                                                                                       Ariel Theatre
CITY, STATE, ZIP                                                                                                                                                                                                                                     426 2nd Avenue
                                                                                                                                                                                                                                 Gallipolis, OH  45631

CONTROL NUMBER:

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.  We will mail a proxy card to you  approximately 10 days after we first mail this Notice to you.

Please note that you cannot use this notice to vote by mail.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one.  There is no charge to you for requesting a copy.  To facilitate timely delivery, please make the request as instructed below before April 27, 2011.

TO VIEW PROXY MATERIALS ONLINE:

Please visit http://www.ovbc.com/go/proxyinfo where the following materials are available for viewing:
•	Letter to Shareholders
•	Notice of Annual Meeting of Shareholders
•	Proxy Statement
•	Annual Report
•	Proxy Card

TO REQUEST PAPER OR E-MAIL PROXY MATERIALS, FOR THIS MEETING AS WELL AS FUTURE SHAREHOLDER MEETINGS:

Telephone:                      (740)446-2631 or toll free (800)468-6682, Ext. 365
E-Mail:                             dacarhart@ovbc.com or investorrelations@ovbc.com.  Send your name, address and Control Number, located above the first paragraph on this Notice
Mail:                                 Ohio Valley Banc Corp., P.O. Box 240, Gallipolis, OH  45631-0240
Internet:	Access the website http://www.ovbc.com/proxyinfo and follow the instructions provided.

TO VOTE:

In Person:              You may vote your shares in person by attending the Annual Meeting.  You may obtain directions to the meeting by calling (740)446-2631 or toll free (800)
                                                468-6682, Ext. 365.
Mail:                       You may vote through a proxy card to be mailed approximately 10 days after we first mail this Notice to you.
Online:	You may vote online at http://www.ovbc.com beginning April 1, 2011. You will need to have your Control Number, located above the first paragraph on this Notice.

VOTING ITEMS:

1.           Election of one director for a term expiring in 2013.  (The Board recommends a vote FOR Harold A. Howe.)

2.           Election of two directors for a term expiring in 2014.  (The Board recommends a vote FOR Brent A. Saunders and David W. Thomas.)

3.           Approval, in a non-binding vote, of the compensation of the Company's named executive officers.

4.           Recommendation, in a non-binding vote, of the frequency of shareholder votes on the Company's named executive officer compensation.

5.           Ratification of the selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2011.

6.           Such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEMS 1 AND 2, A VOTE “FOR” ITEM 3, A VOTE OF “2 YEARS” FOR ITEM 4, AND A VOTE “FOR”  ITEM 5.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 11, 2011

of the

OHIO VALLEY BANC CORP.
NOTICE OF ANNUAL MEETING

                                                                              To Be Held On:
                                                                                                          May 11, 2011
                                                                                                                                               4:00 p.m. – Social Hour
NAME                                                                                                                                                                                                                                               5:00 p.m. – Annual Meeting
ADDRESS (line 1)                                                                                                                                                                                                                        Morris and Dorothy Haskins
ADDRESS (line 2)                                                                                                                                                                                                                                        Ariel Theatre
CITY, STATE, ZIP                                                                                                                                                                                                                                      426 2nd Avenue
                                                                                                                                                                                                                                 Gallipolis, OH  45631

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.  We will mail a proxy card to you  approximately 10 days after we first mail this Notice to you.

Please note that you cannot use this notice to vote by mail.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one.  There is no charge to you for requesting a copy.  To facilitate timely delivery, please make the request as instructed below before April 27, 2011.

TO VIEW PROXY MATERIALS ONLINE:

Please visit http://www.ovbc.com/go/proxyinfo where the following materials are available for viewing:
•	Letter to Shareholders
•	Notice of Annual Meeting of Shareholders
•	Proxy Statement
•	Annual Report
•	Proxy Card

TO REQUEST PAPER OR E-MAIL PROXY MATERIALS, FOR THIS MEETING AS WELL AS FUTURE SHAREHOLDER MEETINGS:

Telephone:            (740)446-2631 or toll free (800)468-6682, Ext. 356
E-Mail:                   Investorrelations@ovbc.com.  Send your name, address and Control Number, located above the first paragraph on this Notice
Mail:                      Ohio Valley Banc Corp., P.O. Box 240, Gallipolis, OH  45631-0240
Internet:	Access the website http://www.ovbc.com/proxyinfo and follow the instructions provided.

TO VOTE:

Online:                      You may vote online with the electronic instruction card you will receive in approximately 10 days after we first email this notice to you. Upon receipt of the electronic instruction card, click on reply, fill in, and click send.
Mail:                          You may vote through an instruction card to be provided electronically approximately 10 days after we first email this notice to you.  Forward completed instruction card to the Trust Department.

VOTING ITEMS:

1.           Election of one director for a term expiring in 2013.  (The Board recommends a vote FOR Harold A. Howe.)

2.           Election of two directors for a term expiring in 2014.  (The Board recommends a vote FOR Brent A. Saunders and David W. Thomas.)

3.           Approval, in a non-binding vote, of the compensation of the Company's named executive officers.

4.           Recommendation, in a non-binding vote, of the frequency of shareholder votes on the Company's named executive officer compensation.

5.           Ratification of the selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2011.

6.           Such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEMS 1 AND 2, A VOTE “FOR” ITEM 3, A VOTE OF “2 YEARS” FOR ITEM 4, AND A VOTE “FOR”  ITEM 5.